Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AND

AMENDMENT NO. 5 TO

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION
AGREEMENT

THIS AMENDMENT NO. 8 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is dated and is effective as of June 29, 2018, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”),  UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”), and FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (“Fairway”, and together with Liberty and Gotham, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent, the ST Purchaser Agent and the Fairway Purchaser Agent, the “Purchaser Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”);

1

WHEREAS, the Seller desires to (i) increase the Purchase Limit and (ii) in connection with such increase in the Purchase Limit, cause each of Scotia Capital, BTMU, ST, BMO and TD to increase its respective Bank Commitment in an aggregate amount equal to such increase in the Purchase Limit;

WHEREAS, each of the applicable parties wishes to confirm their consent to such increase;

WHEREAS, the Originator is planning to terminate the Master Exchange Agreement, dated as of January 1, 2009 (as amended, supplemented or otherwise modified, the “Master Exchange Agreement”), by and among United Rentals Exchange, LLC, IPX1031 LLC and the Originator due to recent changes to Section 1031 of the Internal Revenue Code of 1986, as amended, and desires to eliminate references to the Master Exchange Agreement and related definitions and to include all Equipment Sale Receivables as Receivables; and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement and Section 9.01 of the Contribution Agreement, the parties wish to make certain amendments to the Purchase Agreement and the Contribution Agreement, respectively, to reflect the changes set forth above and as otherwise hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.                                           Increase in Purchase Limit and Bank Commitment; Adjustment of Bank Commitments and Percentages.  As of the Effective Date (as defined below):

(a)                     Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $100,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$775,000,000” contained therein and replacing it with the dollar figure “$875,000,000”.  In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)                     Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with the increase in the Purchase Limit, the Seller desires to cause (i) Scotia Capital to increase its Bank Commitment by $30,000,000, (ii)  BTMU to increase its Bank Commitment by $10,000,000, (iii) ST to increase its Bank Commitment by $10,000,000, (iv) BMO to increase its Bank Commitment by $10,000,000 and (v) TD to increase its Bank Commitment by $40,000,000, and each of Scotia Capital, BTMU, ST, BMO and TD agrees to such increase in its Bank Commitment.  Each of the Purchasers, the Purchaser Agents and the Administrative Agent hereby consent to such increase in the Bank Commitments of Scotia Capital, BTMU, ST, BMO and TD.

(c)                      Upon the effectiveness of the Bank Commitment increase in Section 1(b), the Bank Commitment of each of the Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement as amended by this Agreement):

2

Bank	Bank Commitment
ST	$100,000,000
BTMU	$110,000,000
BMO	$100,000,000
PNC	$100,000,000
TD	$165,000,000
Scotia Capital	$300,000,000
TOTAL	$875,000,000.00

(d)                     In connection with the foregoing adjustments of the Bank Commitments and the resulting adjustments to each Bank’s Percentage, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted).  The Seller hereby consents to the above transfers of Receivable Interests. Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 1(d).

Section 2.                                           Amendments to the Purchase Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A. Notwithstanding anything to the contrary contained in any Transaction Document, the Originator agrees and acknowledges that as of the Effective Date, each of the Collection Accounts is maintained and owned solely by the Seller and neither the Originator nor the Qualified Intermediary (as defined in the Purchase Agreement before giving effect to the amendments thereto contemplated herein) has any interest in any of the Collection Accounts.

Section 3.                                           Amendments to the Contribution Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Contribution Agreement is hereby amended as follows:

(a)                     The Contribution Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex B.

3

(b)                     In connection with the extension of the Facility Termination Date of the Purchase Agreement, the Originator acknowledges that the Facility Termination Date under the Contribution Agreement shall accordingly be extended pursuant to clause (a) of the definition of “Facility Termination Date” contained therein.

Section 4.                                           Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)                     executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)                     each Purchaser Agent shall have received payment of a one-time upfront fee in an amount equal to five basis points on the amount of its related Bank’s Bank Commitment after giving effect to the increase in the Purchase Limit contemplated by Section 1;

(c)                      the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Sullivan & Cromwell LLP, with respect to true sale and non-consolidation matters after giving effect to this Agreement and the transactions contemplated hereby;

(d)                     the Administrative Agent shall have received evidence reasonably satisfactory to it that no Equipment Sale Receivables (as defined in the Purchase Agreement before giving effect to the amendments thereto contemplated by this Agreement) are, or will be, Relinquished Property (as defined in the Master Exchange Agreement) or proceeds thereof; and

(e)                      the Administrative Agent and the Purchaser Agents shall have received, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 5.                                           Representations and Warranties.  The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)                     The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on or affecting it or its property, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance of the Collection Agent under the Contribution Agreement or the Purchase Agreement.  This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)                     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and

4

performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)                      This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                     The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct on and as of the date hereof as though made on and as of the date hereof.

(e)                      No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 6.                                           Collection Accounts.

Notwithstanding anything in the Purchase Agreement or Contribution Agreement to the contrary, each Collection Account shall not be required to be solely in the name of the Seller or be subject to a Collection Account Agreement until the date that is 30 days after the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent).

Section 7.                                           Purchase Agreement and Contribution Agreement in Full Force and Effect as Amended.

(a)                     All of the provisions of the Purchase Agreement and the Contribution Agreement, each as amended hereby, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)                     The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement and the Contribution Agreement, as applicable, each as amended hereby, as though such terms and conditions were set forth herein.

(c)                      This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement or the Contribution Agreement, as applicable.

5

(d)                     This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 8.                                           Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)                     On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)                     On and from the date hereof, references to the Contribution Agreement in any agreement or document (including without limitation the Contribution Agreement) shall be deemed to include a reference to the Contribution Agreement, as amended hereby, whether or not reference is made to this Agreement.

(c)                      United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects.  Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to (i) the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated and (ii) the “Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Contribution Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 9.                                           Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 10.                                    Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.   Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

6

Section 11.                                    Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 12.                                    Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

7

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:		UNITED RENTALS (NORTH AMERICA), INC.

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

SELLER:		UNITED RENTALS RECEIVABLES LLC II

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:		UNITED RENTALS, INC.

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

SOLELY FOR PURPOSES OF SECTION 8(c):

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Michael Grad
		Name:	Michael Grad
		Title:	Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Jill A. Russo
		Name:	Jill A. Russo
		Title:	Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Michael Grad
		Name:	Michael Grad
		Title:	Director

BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Michael Grad
		Name:	Michael Grad
		Title:	Director

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Eric Bruno
		Name:	Eric Bruno
		Title:	Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s Eric Bruno
		Name:	Eric Bruno
		Title:	Senior Vice President

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ Kevin J. Corrigan
		Name:	Kevin J. Corrigan
		Title:	Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

	By:	/s/ Christopher Pohl
		Name:	Christopher Pohl
		Title:	Managing Director

BANK:	MUFG BANK, LTD.

	By:	/s/ Christopher Pohl
		Name:	Christopher Pohl
		Title:	Managing Director

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

PURCHASER AGENT:	SUNTRUST BANK

	By:	/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

BANK:	SUNTRUST BANK

	By:	/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

PURCHASER:	FAIRWAY FINANCE COMPANY, LLC

	By:	/s/ Lori Gebron
		Name:	Lori Gebron
		Title:	Vice President

PURCHASER AGENT:	BANK OF MONTREAL

	By:	/s/ Karen Louie
		Name:	Karen Louie
		Title:	Director

BANK:	BANK OF MONTREAL

	By:	/s/ Karen Louie
		Name:	Karen Louie
		Title:	Director

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:	/s/ Rene Landry
		Name:	Rene Landry
		Title:	Director

BANK:	THE TORONTO-DOMINION BANK

	By:	/s/ Rene Landry
		Name:	Rene Landry
		Title:	Director

Signature Page —

AMENDMENT NO. 8 TO RPA AND AMENDMENT NO. 5 TO PCA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~7~~8 EFFECTIVE AS OF ~~DECEMBER 1, 2017~~JUNE 29, 2018

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,
as Seller,

UNITED RENTALS, INC.,
as Collection Agent,

LIBERTY STREET FUNDING LLC,
as a Purchaser,

GOTHAM FUNDING CORPORATION,
as a Purchaser,

FAIRWAY FINANCE COMPANY, LLC,
as a Purchaser,

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for itself and as a Bank,

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI~~, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, ~~LTD.,~~Ltd.), as Purchaser Agent for Gotham and as a Bank,

SUNTRUST BANK,

as Purchaser Agent for itself and as a Bank,

BANK OF MONTREAL,
as Purchaser Agent for Fairway and as a Bank,

and

THE TORONTO-DOMINION BANK,
as Purchaser Agent for itself and as a Bank

Table of Contents

Page

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.	Purchase Facility	~~2~~2
SECTION 1.02.	Making Purchases	~~2~~2
SECTION 1.03.	Receivable Interest Computation	~~7~~7
SECTION 1.04.	Settlement Procedures	~~7~~7
SECTION 1.05.	Fees	~~12~~12
SECTION 1.06.	Payments and Computations, Etc.	~~12~~12
SECTION 1.07.	Dividing or Combining Receivable Interests	~~13~~13
SECTION 1.08.	Increased Costs and Requirements of Law	~~13~~13
SECTION 1.09.	Intended Characterization; Security Interest	~~15~~15
SECTION 1.10.	[Reserved]	~~16~~16
SECTION 1.11.	Sharing of Payments	~~16~~16
SECTION 1.12.	Repurchase Option	~~16~~16
SECTION 1.13.	Extension; Additional Purchasers; Increased Commitments	~~17~~17
SECTION 1.14.	Defaulting Banks; Delaying Banks	~~18~~18

ARTICLE II REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.	Representations and Warranties; Covenants	19
SECTION 2.02.	Events of Termination	~~19~~19

ARTICLE III INDEMNIFICATION

SECTION 3.01.	Indemnities by the Seller	~~20~~20

ARTICLE IV ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01.	Designation of Collection Agent	22
SECTION 4.02.	Duties of Collection Agent	~~22~~22
SECTION 4.03.	Certain Rights of the Administrative Agent	~~23~~23
SECTION 4.04.	Rights and Remedies	~~25~~25
SECTION 4.05.	Further Actions Evidencing Purchases	~~25~~25
SECTION 4.06.	Covenants of the Collection Agent and the Seller	~~26~~26
SECTION 4.07.	Indemnities by the Collection Agent	~~27~~27
SECTION 4.08.	Representations and Warranties of the Collection Agent	~~28~~28

ARTICLE V THE ADMINISTRATIVE AGENT

SECTION 5.01.	Authorization and Action	30
SECTION 5.02.	Administrative Agent’s Reliance, Etc.	30
SECTION 5.03.	Indemnification of Administrative Agent	31

i

SECTION 5.04.	Scotia Capital and Affiliates	31
SECTION 5.05.	Bank’s Purchase Decision	31
SECTION 5.06.	[Reserved]	31
SECTION 5.07.	Notice of Event of Termination	~~31~~31

ARTICLE VI THE PURCHASER AGENTS

SECTION 6.01.	Authorization	~~32~~32
SECTION 6.02.	Reliance by Purchaser Agent	~~33~~33
SECTION 6.03.	Agent and Affiliates	34
SECTION 6.04.	Notices	34
SECTION 6.05.	Bank’s Purchase Decision	~~34~~34

ARTICLE VII MISCELLANEOUS

SECTION 7.01.	Amendments, Etc.	~~34~~34
SECTION 7.02.	Notices, Etc.	~~35~~35
SECTION 7.03.	Assignability	~~39~~39
SECTION 7.04.	Costs, Expenses and Taxes	~~40~~40
SECTION 7.05.	No Proceedings	~~43~~43
SECTION 7.06.	Confidentiality	~~43~~43
SECTION 7.07.	Governing Law	~~44~~44
SECTION 7.08.	SUBMISSION TO JURISDICTION	~~44~~44
SECTION 7.09.	WAIVER OF JURY TRIAL	~~44~~44
SECTION 7.10.	Execution in Counterparts	~~45~~45
SECTION 7.11.	Survival of Termination	~~45~~45
SECTION 7.12.	Severability	~~45~~45
SECTION 7.13.	Excess Funds	~~45~~45
SECTION 7.14.	No Recourse	~~45~~45
SECTION 7.15.	Amendment and Restatement; Acknowledgement	~~46~~46

ii

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation, FAIRWAY FINANCE COMPANY, LLC (“Fairway”), a Delaware limited liability company (each of Liberty, Gotham and Fairway, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI~~, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, ~~LTD.~~Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent, the ST Purchaser Agent and the Fairway Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement.  Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time.  All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement.  The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables.  The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 and as further amended and supplemented as of February 2, 2012, May 18, 2012 and September 24, 2012 (the “Existing Agreement”).

(d)                                 Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount that would exceed the Bank Commitment with respect to such Bank less, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding and unpaid Capital of such related Purchasers.  Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, and if any Bank shall fail to make funds available, each remaining Bank shall (subject to the limitation in the preceding sentence) make available its pro rata portion of the funds required to be funded for such purchase pursuant to clause (b) of this Section 1.02.

(e)                                  Special Provisions for Delayed Funding Dates.

(i)                                     If, at any time that the Seller delivers a Purchase Request pursuant to Section 1.02(a), any Bank has, pursuant to clause (ii) of this Section 1.02(e), previously notified the Seller and Administrative Agent in writing that it is a Delaying Bank, the Purchaser Agent for such Delaying Bank may, not later than 11:00 a.m. (New York City time), on the proposed date that the purchase set forth in such Purchase Request is to be made (the “Original Date”), deliver a written notice (a “Delayed Funding Notice”) to the Seller and the Administrative Agent that its related Purchaser will not be making such purchase and of the intention of such Delaying Bank to fund its ratable share (based on such Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables on a Business Day that is on or before the ~~thirty-third (~~33rd~~)~~ day (or if such ~~thirty-third (~~33rd~~)~~ day is not a Business Day, the next succeeding Business Day thereafter) following such Original Date (such date, the “Delayed Funding Date”), rather than on the Original Date with respect thereto.  Any Bank for which a Delayed Funding Notice is delivered with respect to any Original Date shall be referred to herein as a “Delaying Bank” with respect to the purchase being made on such Original Date and funds required to be delivered on the respective Delayed Funding Date pursuant to such Delayed Funding Notice shall be referred to as “Delayed Funds”.   Notwithstanding the foregoing, the delivery of a Delayed Funding Notice shall not relieve any other Bank that is not a Delaying Bank (each, a “Non-Delaying Bank”) of any of its obligations hereunder, including the obligation of such Non-Delaying Bank to make the purchase to be made on such Original Date and other purchases in accordance with the terms of this Agreement.

(ii)                                  No Bank may deliver a Delayed Funding Notice until after its delivery to the Seller and the Administrative Agent of a certificate (a “Delaying Certificate”) signed by an authorized  officer of such Bank certifying that (A) charges relating to the “liquidity coverage ratio” under Basel III have been incurred (or are expected to be to incurred) on such Bank’s interests and obligations hereunder and (B) such Bank is seeking or has obtained delayed funding in transactions similar to the transaction contemplated hereunder.  For the avoidance of doubt, the Seller acknowledges and agrees that the “charges” provided for in such certification may be external charges incurred by such Bank or internal charges incurred by any business of such Bank managing such Bank’s interests or obligations hereunder.  Each Delayed Funding Notice delivered by a Bank shall be deemed to be a representation and warranty by such Bank to

4

pursuant to the Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder;

(b)                                 all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC~~)~~ ), owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement;

(c)                                  each Collection Account, the Controlled Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing any of the foregoing; and

(d)                                 to the extent not included in the foregoing, all proceeds of and all amounts received or receivable under any and all of the foregoing.

The Administrative Agent, for the benefit of the Investors, shall have, with respect to the foregoing, in addition to all the other rights and remedies available to it, for the benefit of the Investors, all of the rights and remedies of a secured party under the UCC.

SECTION 1.10.           [Reserved]

SECTION 1.11.           Sharing of Payments.

If any Investor (for purpose of this Section 1.11 only, a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Capital owned by it in excess of its ratable share thereof, such Recipient shall forthwith purchase from the Investor entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 1.12.           Repurchase Option.

So long as no Event of Termination or Incipient Event of Termination would occur or be continuing after giving effect thereto, the Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks upon not less than ~~thirty (30) days~~15 days’ prior written notice to the Purchaser Agents.  Such notice shall specify

16

the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date~~”).~~”) and, if specified in such notice, such repurchase may be conditioned upon the effectiveness of one or more other transactions specified in such notice (in which case, such notice may be revoked by the Seller if any of those transactions is not to become effective by providing written notice to the Purchaser Agents to such effect not less than three Business Days prior to the Repurchase Date).  On the Repurchase Date, the Seller shall transfer to each Purchaser Agent’s Account in immediately available funds an amount equal to (i) the Capital of the Receivable Interests held by the Investors and the Banks, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid fees owing to the Investors and the Banks under the Fee Agreements, (iv) the Liquidation Fee owing to the Investors and the Banks in respect of such repurchase and (v) all expenses and other amounts payable hereunder to any of the Administrative Agent, the Purchaser Agents, the Investors and the Banks (including, without limitation, reasonable and documented attorneys’ fees and disbursements for a single firm of primary counsel).  Any repurchase pursuant to this Section 1.12 shall be made without recourse to or warranty by the Administrative Agent, the Purchaser Agents, the Investors or the Banks (except for a warranty that all Receivable Interests repurchased are transferred free of any lien, security interest or Adverse Claim created solely by the actions of the Administrative Agent, the Purchaser Agents, the Investors or the Banks).  Further, on the Repurchase Date the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall have occurred, and no further purchases or reinvestments of Collections shall be made hereunder.

SECTION 1.13.           Extension; Additional Purchasers; Increased Commitments.

(a)                                 Extension of Term.  The Seller may, at any time during the period which is no more than ~~forty-five (~~45~~)~~ days or less than ~~thirty (~~30~~)~~ days immediately preceding the Commitment Termination Date (as such date may have previously been extended pursuant to this Section 1.13), request that the then applicable Commitment Termination Date be extended for an additional 364 days.  Any such request shall be in writing and delivered to the Purchaser Agents, and shall be subject to the following conditions: (i) no Bank shall have an obligation to extend the Commitment Termination Date at any time, and (ii) any such extension with respect to any Bank shall be effective only upon the written agreement of such Bank and the related Purchaser Agent, the Administrative Agent, the Seller and the Collection Agent.  Each Bank will respond to any such request no later than the ~~fifteenth~~ 15th day prior to the Commitment Termination Date (the “Response Deadline”), provided that a failure by any Bank to respond by the Response Deadline shall be deemed to be a rejection of the requested extension.  Notwithstanding the foregoing, the Commitment Termination Date shall not occur as a result of any Bank’s failure to agree to any such extension (each such Bank being a “Nonrenewing Bank”) if, on or prior to such date, such Nonrenewing Bank is replaced by another Bank which has a Bank Commitment equal to such Nonrenewing Bank.

(b)                                 The Seller may, with the written consent of the Administrative Agent and each Purchaser Agent, which consent may be granted or withheld in their sole discretion, add additional persons as Banks, Purchasers and Purchaser Agents or cause an existing Bank to increase its Bank Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Bank Commitment of any Bank may only be increased with the prior

17

(iv)                              the failure to vest and maintain vested in the Administrative Agent on behalf of the Investors and the Banks (a) a first priority perfected undivided percentage ownership or security interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof or (b) a first priority perfected security interest as provided in Section 1.09, in each case free and clear of any Adverse Claim~~;~~ (other than any Adverse Claim arising under or permitted by any Transaction Document);

(v)                                 the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time, in each case to the extent required hereunder;

(vi)                              without double counting for any Dilution for which a deemed Collection has been received under Section 1.04(e)(i) of this Agreement, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any other credit related loss) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (to the extent such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

(vii)                           any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof (including any failure to comply with the covenants contained in Exhibit IV) or of any of the Transaction Documents to which it is a party, or under any Contract;

(viii)                        any products liability or other claim, investigation or proceeding (including any claim for unpaid sales, excise or other taxes) arising out of or in connection with the goods or services or merchandise or insurance that are the subject of any Contract;

(ix)                              the commingling by the Seller or any of its Affiliates (United Rentals, as Collection Agent or otherwise) of Collections of Pool Receivables at any time with other funds (including, without limitation, any funds received with respect to any Excluded Receivable) or the failure of Collections to be deposited into the Controlled Account;

(x)                                 any investigation, litigation or proceeding related to this Agreement or the ownership of Receivable Interests or in respect of any Receivable or Related Security;

21

policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Administrative Agent, each Purchaser Agent, the Investors and the Banks.

(b)                                 The Collection Agent shall administer the Collections in accordance with the procedures described in Section 1.04 and shall perform the other obligations of the “Collection Agent” set forth in this Agreement.

(c)                                  If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, United Rentals, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance or otherwise modify the payment terms of any Receivable as it deems appropriate to maximize Collections thereof; provided that such modification shall not (i) alter the status of the Pool Receivable as a Delinquent Receivable or Defaulted Receivable, or (ii) limit the rights of the Administrative Agent, Purchaser Agents, Banks or Investors.

(d)                                 The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

(e)                                  The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f)                                   The Collection Agent shall, from time to time at the request of the Administrative Agent or any Purchaser Agent, furnish to the Administrative Agent or such Purchaser Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks pursuant to Section 1.04(b).

(g)                                  On or before the ~~fifteenth~~ 15th Business Day of each month, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.  On or before the first Business Day of each week, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent a Weekly Report as of the last Business Day of the previous week; provided that no Weekly Report is due if Capital is equal to zero; provided further that a Weekly Report shall be provided to the Administrative Agent before Capital can be increased from zero.   During the continuation of any Daily Report Trigger Event, within five ~~(5)~~ Business Days following a request by the Administrative Agent or the Required Purchaser Agents, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent on each Business Day a Daily Report as of the Business Day immediately preceding such date of delivery; provided that no Daily Report is due if Capital is equal to zero; provided further that a Daily Report shall be provided to the Administrative Agent and each Purchaser Agent before Capital can be increased from zero during the continuation of a Daily Report Trigger Event.

23

SECTION 4.03.                                   Certain Rights of the Administrative Agent.

(a)                                 The Administrative Agent is authorized at any time after the occurrence of an Event of Termination that has not been waived in accordance with Section 2.02  to deliver (i) to the Controlled Account Bank the Notice of Effectiveness provided for in the Controlled Account Agreement~~.~~ and (ii) to any Collection Account Bank the Notice of Effectiveness provided in any Collection Account Agreement with such Collection Account Bank.  The Seller hereby transfers to the Administrative Agent the exclusive control of the Controlled Account and each Collection Account to which the Obligors of Pool Receivables shall make payments, subject only to the Administrative Agent’s delivery of such Notice of Effectiveness.  The Seller shall take any actions reasonably requested by the Administrative Agent to effect such transfer of control of the Controlled Account and each Collection Account to the Administrative Agent.  All amounts in the Controlled Account that represent Collections of Receivables may, in accordance with this Agreement, be deposited with the Administrative Agent for transfer into the respective Purchaser Agent’s Account, pro rata in accordance with outstanding Capital.

(b)                                 At any time following an Event of Termination or an Incipient Event of Termination that has not been waived in accordance with Section 2.02:

(i)                                     The Administrative Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

(ii)                                  At the Seller’s expense the Administrative Agent may, and at the request of the Administrative Agent the Seller shall, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and the other Transaction Documents and direct that payments be made directly to the Administrative Agent or its designee.

(iii)                               At the Administrative Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (x) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent and each Purchaser Agent at a place selected by the Administrative Agent or its designee, (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and each Purchaser Agent, and (z) promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(c)                                  The Seller and the Collection Agent each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Collection Agent (i) to execute on behalf of the Seller as debtor (if required) and to file financing statements as the Administrative Agent deems reasonably necessary or desirable ~~in the Administrative Agent’s sole discretion~~ to perfect and to maintain the perfection

24

and priority of the interest of the Administrative Agent, on behalf of the Purchaser Agents, Investors and the Banks, in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent ~~in its sole discretion~~reasonably deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Investors in the Receivables; provided that nothing in this Section 4.03(c) shall authorize the Administrative Agent to take any action to effect any release of the security interests of third parties in the Identifiable Combined Assets ~~or the Equipment Sale Receivables~~ without the prior written consent of the Seller and the Collection Agent.  This appointment is coupled with an interest and is irrevocable.

SECTION 4.04.                                   Rights and Remedies.

(a)                                 If the Collection Agent fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent’s reasonable and documented costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is United Rentals or any of its Affiliates).

(b)                                 The Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Administrative Agent on behalf of the Purchaser Agents, the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent, the Originator or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts.  Neither the Administrative Agent, the Purchaser Agents, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or the Originator thereunder.

(c)                                  In the event of any conflict between the provisions of this Article IV and Article VI of the Purchase Agreement, the provisions of this Agreement shall control.

SECTION 4.05.           Further Actions Evidencing Purchases.

(a)                                 The Seller will, and will require that the Originator will, from time to time, at its own expense, promptly execute and deliver all further instruments and documents and take all further actions that may be reasonably necessary or desirable, or that the Administrative Agent or any Purchaser Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests in the Pool Receivables purchased hereunder, or to enable the Investors, the Banks or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder.  Without limiting the foregoing, the Seller or the Originator will, upon the request of the Administrative Agent or any Purchaser Agent:

(i)                                     execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Administrative Agent or any Purchaser Agent may

25

reasonably request, to perfect, protect or evidence such Receivable Interests in the Pool Receivables; and

(ii)                                  mark conspicuously (which marking may be done electronically) each invoice evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent and the Purchaser Agents, evidencing that Receivable Interests therein have been sold;

provided that nothing in this Section 4.05(a) shall require the Seller to take any action with respect to the Identifiable Combined Assets ~~or the Equipment Sale Receivables~~.

(b)                                 The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables, the Related Security and the Collections with respect thereto.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c)                                  The Seller authorizes the Administrative Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are reasonably necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security.

SECTION 4.06.           Covenants of the Collection Agent and the Seller.

(a)                                 Audits.  The Collection Agent and the Seller will, and will require that the Originator will, from time to time during regular business hours as may be reasonably requested by the Administrative Agent, permit the Administrative Agent:

(i)                                     to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, the Seller and the Originator;

(ii)                                  upon reasonable prior notice, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent, the Seller or the Originator relating to Pool Receivables and the Related Security, including, without limitation, the Contracts; and

(iii)                               upon reasonable prior notice, to visit the offices and properties of the Collection Agent, the Seller or the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent’s performance hereunder with any of the officers or employees of the Collection Agent, the Seller or the Originator having knowledge of such matters;

26

provided that, unless an Event of Termination or Incipient Event of Termination have occurred and be continuing, neither the Seller nor the Collection Agent shall be required to permit the Administrative Agent to conduct any of the actions contained in this Section 4.06(a) more often than once every ~~twelve~~12 months.

Upon the Administrative Agent’s or any Purchaser Agent’s request (which, at any time prior to the occurrence of an Event of Termination or any Incipient Event of Termination shall be no more frequent than once every ~~twelve~~12 months), the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Administrative Agent and the Purchaser Agents, be United Rentals’ regular independent public accountants), or utilize the Administrative Agent’s representatives or auditors, to prepare and deliver to the Administrative Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.

(b)                                 Change in Credit and Collection Policy.  The Collection Agent will not make any change in the character of its business or Credit and Collection Policy or any Contract that would impair the ~~collectibility~~collectability of any Pool Receivable or the enforceability of any related Contract or materially adversely affect the ability of United Rentals (if it is acting as Collection Agent) to perform its obligations under this Agreement.

(c)                                  Payment of Sales Taxes.  The Collection Agent will, and will require in its agreement with the Originator that the Originator will, pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due~~, and will, upon the~~ (except where the failure to pay such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Seller or create any material liability against the Administrative Agent, any Purchaser Agent or any Investor), and will, upon the reasonable request of the Administrative Agent or any Purchaser Agent, provide the Administrative Agent or such Purchaser Agent with evidence of such payment.

(d)                                 Termination of Credit Agreement.  The Collection Agent shall notify the Administrative Agent and each Purchaser Agent of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one ~~(1)~~  Business Day of the earlier of receipt by the Collection Agent or the Originator of notice of such termination and the effectiveness of such termination.

(e)                                  Compliance with Laws, Etc.

(i)                                     The Collection Agent shall comply, and shall cause each of  its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except to the extent that the failure so to comply with such laws, rules and regulations would not materially adversely affect the ~~collectibility~~collectability of the Receivables Pool, taken as a whole, or the ability of the Collection Agent to perform its obligations under the Transaction Documents.

(ii)           The Collection Agent will not, directly or indirectly, use any Collections, or lend, contribute or otherwise make available such proceeds to any

27

(vii)                           any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool as a result of the collection activities with respect to such Receivable by the Collection Agent.

SECTION 4.08.           Representations and Warranties of the Collection Agent.

The Collection Agent represents and warrants as follows:

(a)                                 The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not be expected to have a material adverse effect on the Collection Agent’s ability to perform its duties or obligations with respect to the Receivables Pool or on the Receivables Pool.

(b)                                 The execution, delivery and performance by the Collection Agent of this Agreement and any other Transaction Document to be delivered by it (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Collection Agent’s charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent or (3) any contractual restriction binding on or affecting the Collection Agent or its property, ~~the violation of which could~~in each case under clauses (2) or (3) where such contravention would reasonably be expected to have ~~Material Adverse Effect~~a material adverse effect on the ~~collectibility~~collectability of any Pool Receivable or on the performance ~~of~~by the Collection Agent of its obligations hereunder.  This agreement has been duly executed and delivered by the Collection Agent.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder other than those already obtained by the Collection Agent.

(d)                                 This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)                                  If the Collection Agent is United Rentals or one of its Affiliates, each Periodic Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of United Rentals to the Administrative Agent, the Purchaser Agents, the Investors or the Banks in connection with this Agreement is correct in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent, the Purchaser Agents, the Investors or the Banks, as the case may be, at such time promptly upon discovery of any clerical error or omission within the same calendar month) as of the date so furnished, and, as of such date, no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the

29

Facsimile No.: (203) 622-8794

If to the Collection Agent:

UNITED RENTALS, INC.
100 First Stamford Place

Suite 700

Stamford, CT 06902

Attention: Treasurer or Assistant Treasurer

Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-8794

If to the Liberty Purchaser Agent or the Administrative Agent:

THE BANK OF NOVA SCOTIA
250 Vesey Street, 23rd Floor
New York, NY 10281
Attention:  Peter Gartland
Tel. No.:  (212) 225-5115
Facsimile No.:  (212) 225-5274

If to the PNC Purchaser Agent:

PNC BANK, NATIONAL ASSOCIATION
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  PNC Conduit Group
Facsimile No.:  (412) 762-9184

If to the Gotham Purchaser Agent:

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.
34 Exchange Place, Plaza III 5th Floor
Jersey City,  NJ  07311
Attention:  Richard Kralik
Facsimile No.:  (201) 369-2149
Email: securitization_reporting@us.mufg.jp

36

With a copy to:

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.
1221 Avenue of the Americas
New York,  NY  10020
Attention:  The Securitization Group
Facsimile No.:  (212) 782-6448
Emails: securitization_reporting@us.mufg.jp

cpohl@us.mufg.jp

If to the ST Purchaser Agent:

SUNTRUST BANK
3333 Peachtree Road, NE
10th Floor East
Atlanta, Georgia 30326
Attention:                                         Jason Meyer
Tel. No.: (404) 926-5505
Facsimile No.: (404) 926-5100

If to the Fairway Purchaser Agent:

BANK OF MONTREAL
115 S. LaSalle Street
25th Floor West
Chicago, Illinois  60603
Attention: Karen Louie
Tel. No.: (312) 293-4410
Facsimile No.: (312) 293-4948
Emails:       karen.louie@bmo.com
                                                fundingdesk@bmo.com
                                                specialized.deals@bmo.com
                                                Lpg.securitization@bmo.com

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK
Asset Securitization Group
222 Bay Street,
EY Tower 7th floor
Toronto, Ontario M5K1A2
Attention:  Jamie Giles
Tel. No.: (416) 307-8782
Facsimile No.: (416) 307-8840

Emails:       Jamie.Giles@tdsecurities.com
                                                Monica.miao@tdsecurities.com

37

PNC BANK, NATIONAL ASSOCIATION
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  William Falcon and Tony Stahley
Tel. No.:  (412) 762-5442 and (412) 768-2266
Facsimile No.:  (412) 762-9184
Emails:  ralph.stahley@pnc.com
              pncconduitgroup@pnc.com

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.
1221 Avenue of the Americas
New York,  NY  10020
Attention:  Nicolas Mounier / Christopher Pohl/ Robyn Carmel
Tel. No.:  (212) 782-5980 / (212) 782-4911 / (212) 782-4132
Facsimile No.:  (212) 782-6448
Emails: securitization_reporting@us.mufg.jp

cpohl@us.mufg.jp

39

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	UNITED RENTALS RECEIVABLES LLC II

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

By:
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

Signature Page - Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia — NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the sum of (i) the Outstanding Balance of Pool Receivables that were 151 to 180 days past their Invoice Date (or, in the case of Extended Term Receivables, that were 211 to 240 days past their Invoice Date ) as of the last day of such month, excluding Pool Receivables that have been written off at any time after the date on which they were 150 days past their Invoice Date (or, in the case of Extended Term Receivables, at any time after the date on which they were 210 days past their Invoice Date), (ii) (without duplication of any amounts included in clause (i) or (iii)) the Outstanding Balance of Pool Receivables that were less than 181 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 241 days past their Invoice Date) as of the last day of such month and that, consistent with the Credit and Collection Policy, were written off as uncollectible during such month, and (iii) (without duplication of any amounts included in clause (i) or (ii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month, as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V, by (b) the aggregate dollar amount of all Pool Receivables created during the month ended five months prior to the most recent month-end.

than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)                                  other than with respect to a Fixed Period for ST, PNC, BMO or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

(d)                                 any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~270~~300,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) ~~with respect to BTMU~~ with respect to BTMU, $110,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to ST, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks~~, (d) with respect to ST, $90,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks~~; (e)  with respect to BMO, $~~90~~100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (f)  with respect to TD, $~~125~~165,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (g)  with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, BTMU, ST, BMO, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“BMO” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

beginning of such period constituted United Rentals Board of Directors (together with any new directors whose election by United Rentals Board of Directors or whose nomination for election by United Rentals shareholders was approved by a vote of the majority of directors then still in office who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of United Rentals; (c) any “Change of Control” or similar event, however denominated, shall occur under, and as defined in, the Credit Agreement; or (d) the Seller shall cease to be a direct or indirect, wholly owned Subsidiary of United Rentals; provided, however, that any Originator or any Subsidiary of an Originator, in each case excluding the Seller, may be merged or amalgamated with or into any other Originator or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of (each, an “Affiliate Transfer”), in one transaction or a series of transactions, to any other such Originator (and, subsequent to such Affiliate Transfer, to liquidate, wind-up or dissolve the transferring Originator if such Originator holds no remaining assets and any outstanding obligations hereunder have been assumed by the transferee).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each Receivable and the Related Security and Collections with respect to, and other proceeds of, such Receivable and Related Security and the collateral security referred to in Section 1.09 of the Agreement.

“Collection Account” means any ~~joint~~ deposit ~~accounts~~account, lock-box account or any account into which credit card collections are deposited, ~~which~~maintained by the Seller ~~maintains with the Qualified Intermediary~~ for the purpose of receiving Collections, as set forth on Annex F (as such list of Collection Accounts on Annex F may be updated from time to time pursuant to a written notice from the Seller to the Administrative Agent attaching an updated Annex F and ~~delivered together with an updated letter agreement with the Qualified Intermediary with respect to the Collection Accounts~~subject to compliance with paragraph (h) of Exhibit IV).

“Collection Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and a Collection Account Bank reasonably acceptable to the Administrative Agent.  The parties hereto agree that the Controlled Account Agreement amended to cover a Collection Account may also constitute a Collection Account Agreement with respect to such Collection Account.

“Collection Account Bank” means the bank or other financial institution holding a Collection Account.

“Collection Agent” means at any time the Person then authorized pursuant to Article IV to service, administer and collect Pool Receivables.

“Collection Agent Default” has the meaning specified in Exhibit VI hereto.

“Collection Agent Fee” has the meaning specified in Section 1.05(a).

“Collection Agent Fee Reserve” for any Receivable Interest in the Pool Receivables at any time means the sum of (a) the unpaid Collection Agent Fee relating to such Receivable Interest in the Pool Receivables accrued to such time, plus (b) an amount equal to the product of (i) the Capital of such Receivable Interest in the Pool Receivables on such date, (ii) the percentage per annum at which the Collection Agent Fee is accruing on such date, (iii) a stress factor of 2.25 and (iv) a fraction having the Days Sales Outstanding as its numerator and 360 as its denominator.

“Collections” means, with respect to any Receivable, (a) all funds that are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

“Commercial Paper” means promissory notes of a Purchaser issued by such Purchaser in the commercial paper market.

“Commitment Termination Date” means the earliest of (a) ~~August~~ June 28, ~~2018~~2019 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1.13), (b) the Facility Termination Date, (c) the date determined pursuant to Section 2.02, and (d) the date the Purchase Limit reduces to zero.

“Concentration Percentage” for any Obligor means at any time the “Concentration Percentage” with respect to such Obligor determined in accordance with the below ratings table; provided that if an Obligor’s payment obligations under Receivables owing by such Obligor are guaranteed in full by another entity, such guarantor’s ratings (to the extent higher than the ratings of such Obligor) shall be used in determining the Concentration Percentage of such Obligor; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Percentage shall be calculated, to the extent practicable, as if such Obligor and such Affiliated Obligor(s) are one Obligor (in the event such Obligor and such Affiliated Obligor(s) are in different Classes, the aggregate Concentration Percentage with respect to such Obligor and such Affiliated Obligor(s) shall be determined based on the highest of the Classes of such Obligor and such Affiliated Obligor(s) (or their respective guarantors, if applicable); provided that in no event shall the Concentration Percentage of any Obligor and its Affiliated Obligor(s) (if applicable) in the same Class exceed the Concentration Percentage applicable to such Obligor’s Class set forth in the below ratings table).

Class of Obligor	Short-Term Rating (Standard & Poor’s/Moody’s)	Long-Term Rating (Standard & Poor’s /Moody’s)	Concentration Percentage
Class A Obligor	A-1/P-1 or higher	A/A2 or higher	10.00%
Class B Obligor	A-2/P-2	A-/A3 or BBB+/Baa1	5.00%

Class C Obligor	A-3/P-3	BBB/Baa2 or BBB-/Baa3	3.33%
Class D Obligor	Lower than A-3/P-3 or not rated	Below BBB-/Baa3 or not rated	2.00%

For purposes of the above ratings table, an Obligor’s (or, if applicable, its guarantor’s) “Short-Term Rating” and “Long-Term Rating”, if an Obligor (or, if applicable, its guarantor) is split-rated, will be the lower of the Obligor’s (or, if applicable, its guarantor’s) short-term debt rating or long-term debt rating, as applicable, from either Standard & Poor’s or Moody’s, and an Obligor’s Class shall be determined by the lower of such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating and the Long-Term Rating; provided that if a short-term debt rating or long-term debt rating is available from only one of Standard & Poor’s or Moody’s, such rating shall be such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating or Long-Term Rating, as applicable; and, provided, further, that if an Obligor has no short-term debt rating from either Standard & Poor’s or Moody’s and no long-term debt rating from either Standard & Poor’s or Moody’s, then that Obligor shall be a Class D Obligor.

“Contract” means with respect to any Receivable, an agreement between the Originator and any Obligor, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contractual Dilution Amount” means, on any date of determination, an amount equal to the sum of (a) the aggregate amount of all contractual early pay discounts then available to be applied by all Obligors with respect to the Outstanding Balance of any Pool Receivable at such time (whether or not payment for any such Pool Receivable has been made at such time), plus (b) the aggregate amount of volume rebates that have accrued for the prior fiscal years of the Originator but have not yet been paid, plus (c) the aggregate amount of volume rebates that have been accrued by the Originator for the current fiscal year as of the end of the month in which such date of determination occurs (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year), plus (d) the product of (x) 1.5 times (y) the aggregate amount of volume rebates that have been estimated in good faith (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year) by the Originator to accrue for the month immediately following the month in which such date of determination occurs.   For purposes of the foregoing clauses (b) through (d), the volume rebates shall be estimated, calculated and accrued in a manner consistent with generally accepted accounting principles.

“Controlled Account” means a deposit account maintained at the Controlled Account Bank for the purpose of receiving ~~deposited Collections.~~Collections transferred from Collection Accounts (such account being labelled as the “Controlled Account” on Annex F to this Agreement as updated from time to time).

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and each Controlled Account Bank reasonably acceptable to the Administrative Agent; provided that the Controlled Account Agreements

(b)                                 that, consistent with the Credit and Collection Policy, would be classified as delinquent.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice by the Administrative Agent to the Seller.

“Dilution” means, with respect to any Pool Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff, other than any of the foregoing included in the Contractual Dilution Amount for the applicable period.

“Dilution Ratio” means for any month, the percentage equivalent of a fraction, the numerator of which is equal to the dollar amount of Dilutions occurring during such month, and the denominator of which is equal to the aggregate Outstanding Balance of all Receivables as of the last day of such month.

“Dilution Reserve” for any Receivable Interest at any time means an amount equal to (a) the Net Receivables Pool Balance on such date multiplied by (b) the Dilution Reserve Percentage at such time.

“Dilution Reserve Percentage” means for any Receivable Interest at any time an amount equal to:

[(Stress Factor x Expected Dilution Ratio) + (Dilution Volatility)]
multiplied by the Dilution Horizon Ratio

Where:

Stress Factor =  2.25

Expected Dilution Ratio =  the ~~twelve~~ 12 month rolling average of the Reserve Dilution Ratio

Dilution Volatility =  (Dilution Spike - Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike =  the highest Reserve Dilution Ratio as of the last day of each of the ~~twelve~~12 months immediately preceding such day

Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two  months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or

(h)                                 that arises under a Contract that:

(i)                                     does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the Originator thereunder;

(ii)                                  is substantially in the form of contract or the form of invoice (in the case of any open account agreement) previously approved by the Purchaser Agents;

(iii)                               together with such Receivable, is in full force and effect, constitutes the legal, valid and binding obligation of the Obligor of such Receivable to pay a determinable amount and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor or any contractual offset that is substantially consistent with the past practice of the Originator) and for which neither the Originator thereof, the Seller nor the Collection Agent has established any offset arrangements with the related Obligor, except for any offset that may arise as a result of any amount included in the Contractual Dilution Amount for the applicable period or any contractual offset that is substantially consistent with the past practice of the Originator; and

(iv)                              does not contain a confidentiality provision that purports to restrict the ability of the Investors, the Banks or their assignees to exercise their rights under the Agreement, including, without limitation, their right to review the Contract;

(i)                                     that, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and Sanctions Laws) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

(j)                                    in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller;

(k)                                 that satisfies all applicable requirements of the Credit and Collection Policy;

(l)                                     as to which, at or prior to the time of the initial creation of an interest therein under the Agreement, the Administrative Agent or the Purchaser Agents has not notified the Seller that the Receivables of a particular Obligor are not acceptable for purchase by a Purchaser or the Banks hereunder;

(m)                             the Obligor of which has been directed to make all payments to a Collection Account and within one Business Day the Collection Agent has transferred all such payments to the Controlled Account except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof;

(n)                                 for which the Investors shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Receivable Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(o)                                 that does not represent proceeds of the lease or provision of equipment that has been leased to the Originator by a lessor (i) that has not released in writing any lien that it may have on Receivables generated by the lease or provision of such equipment or (ii) with respect to which a proper financing statement (Form UCC-3) amending any financing statement known to the Collection Agent, the Originator or the Seller relating to such lien (in order to exclude such Receivable from the collateral description therein) has not been filed in the appropriate filing office in accordance with the terms of such release;

(p)                                 that was not originated by any branch or division of the Originator that was acquired by such Originator after the date hereof, unless (i) such branch or division has been fully integrated into the existing accounts receivable platform of the Collection Agent (the “WYNNE System”), and new receivables generated are generated in accordance with the Collection Agent’s Credit and Collection Policy, and (ii) a Collection Account has been established or exists into which payments on such receivables will be made;

(q)                                 that following the occurrence of an Event of Termination, is not a Receivable, the Obligor of which is a Government Obligor, unless the Federal Assignment of Claims Act and each similar applicable law is being fully complied with in respect of the Receivables owed by such Obligor;

(r)                                    the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation; and

(s)                                   solely with respect to ENB Receivables, the ENB Receivable Conditions are satisfied~~; and(t)           that is not an Equipment Sale Receivable~~.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided, that “ENB Receivable” shall not include any Excluded Receivables.

“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of either of the following conditions: (a) the Senior Secured Indebtedness Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

~~“Equipment Sale Receivable” means any receivable or other indebtedness owing to the Originator, that but for clause (i) of the proviso to the definition of “Receivable” would constitute a Receivable hereunder, in respect of the sale of tangible personal property which such Originator uses productively in its trade or business or holds for investment, unless such property is ineligible to become Relinquished Property (as such term is defined in the Master Exchange Agreement).~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means:

 (a) for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC, BMO or TD (in their respective capacities as a Bank), an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on the Reuters ~~Money 3000 Services (or such other page as may replace the LIBOR01 page on that~~ service~~)~~ or on any successor or substitute page of such service or any successor or substitute for such ~~services~~service displaying the London interbank offered rate for deposits in Dollars ~~as may replace Reuters Money 3000 Service (the “Reuters Screen LIBOR01 Page”);~~; provided that, if more than one rate is specified on ~~Reuters Screen LIBOR01 Page~~the applicable screen page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

 (b) for any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC, BMO or TD (in their respective capacities as a Bank), on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on the applicable Reuters ~~Screen LIBOR01~~

~~Page~~screen page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the ST Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by ST), the PNC Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by PNC), the Fairway Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held directly by BMO in its capacity as a Bank) or the TD Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by TD) from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

Notwithstanding anything in this definition to the contrary, in no event shall the Eurodollar Rate be less than zero for purposes of this Agreement or any other Transaction Document.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted) =	Eurodollar Rate
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

“Event of Termination” has the meaning specified in Exhibit V.

“Excluded Receivables” means each of the following: (a) each receivable from a “6661 account” or a “7771 account” or other account with an account number that the Collection Agent or the Seller has notified the Administrative Agent in writing is used solely to track non-account customer accounts receivable and (b) the indebtedness of each Person identified as an excluded obligor in a side letter among the Seller, the Originator, the Collection Agent, the Administrative Agent and each Purchaser Agent, as such side letter may be amended from time to time at the request of the Seller, the Originator and the Collection Agent and with the written consent of the Administrative Agent (acting on the instruction of each Purchaser Agent).

“Excluded Taxes” has the meaning specified in Section 7.04(d).

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90  days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include ~~(x) any Equipment Sale Receivables or (y)~~ any Excluded Receivables.

“Facility Termination Date” means the earliest of (a) ~~August~~June 28, ~~2018~~2019, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

“Fairway” has the meaning as set forth in the preamble to this Agreement.

“Fairway Purchaser Agent” means BMO and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).”  If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.”  If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

the Collection Agent, the Seller and the Originator on the date hereof, be identified on the general ledger thereof under account receivable adjustment code “N/A.”

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 3.01 of the Agreement.

“Indemnified Party” has the meaning specified in Section 3.01 of the Agreement.

“Investor” means each of the Purchasers, Banks and all other owners by assignment or otherwise of a Receivable Interest or any interest therein and any Person that has entered into an agreement to purchase, undivided interests therein (each of which shall be an Eligible Assignee).

“Investor Rate” for any Fixed Period for any Receivable Interest means, to the extent a Purchaser funds such Receivable Interest for such Fixed Period by issuing (a) commercial paper (other than Pooled Commercial Paper), the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of such Purchaser having a term equal to such Fixed Period and to be issued to fund such Receivable Interest may be sold by any placement agent or commercial paper dealer selected by its Purchaser Agent on behalf of its Purchaser or (b) Pooled Commercial Paper, the discount of interest accrued on such Pooled Commercial Paper, plus in either case all commissions of placement agents and commercial paper dealers with respect to such commercial paper notes as agreed between each such agent or dealer and such Purchaser Agent and notice of which has been given by such Purchaser Agent to the Collection Agent; provided that if the rate (or rates) as agreed between any such agent or dealer and such Purchaser Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“Invoice Date” means the date on which an invoice is sent to the Obligor.

“LCR Security” means, with respect to any Person, any commercial paper or security issued by such Person (other than equity securities issued by such Person to another Person of which such Person is a consolidated subsidiary) within the meaning of Paragraph    .32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Liberty” has the meaning as set forth in the preamble to this Agreement.

“Liberty Purchaser Agent” means Scotia Capital and its successors and assigns.

~~“Like-Kind Exchange” means, with respect to each Exchanger, each of a series of “exchanges”, as defined in Sections 1.1031(k)-1(b)(i) and 1.1031(k)-1(b)(ii) of the Treasury Regulations, pursuant to this Agreement, as determined by each Exchanger, consisting of one or~~

~~more transfers of Relinquished Property and one or more subsequent related acquisitions of Replacement Property within the relevant Exchange Period that are of like-kind, as defined in Sections 1.1031(a)-1(b) and 1.1031(a)-2 of the Treasury Regulations and under the “safe harbors” section 4.01 of Rev. Proc 2003-39.  Capitalized terms used above but not defined herein are as defined in the Master Exchange Agreement.~~

~~“Like-Kind Exchange Account” means an account or accounts established jointly with a Qualified Intermediary pursuant to and for the purpose of facilitating any Like-Kind Exchange that (1) qualifies within the definition of “Joint Accounts” described in section 5.02 of Rev. Proc. 2003-39, (2) is used to receive Relinquished Property Proceeds and any Additional Subsidies from the Collection Accounts, and (3) used to provide such funds to pay off indebtedness related to Relinquished Property Subject to Liabilities or to transfer to the Disbursement Accounts (to the extent of the funds in the Exchange  Account, including any funds earned from the investment of funds held in the Exchange Account). Capitalized terms used in this definition but not defined herein are as defined in the Master Exchange Agreement.~~

“Liquidation Day” means, for any Receivable Interest, (a) each day during a Settlement Period for such Receivable Interest in the Pool Receivables on which the conditions set forth in paragraph 2 of Exhibit II are not satisfied, (b) each day that occurs on or after the Termination Date for such Receivable Interest in the Pool Receivables, (c) each day after the occurrence of the Facility Termination Date, and (d) each day that an Event of Termination (not otherwise waived in accordance with the waiver provisions set forth in Section 2.02) occurs.

“Liquidation Fee” means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (a) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (v) of the definition thereof) that would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (b) the income, if any, received by the Investors’ or Banks’ investing the proceeds of such reductions of Capital.

“Loss Horizon Ratio” means for any month the ratio determined by dividing: (a) the sum of (i) the cumulative sales over the most recent three months, plus (ii) the product of (x) the cumulative sales over the fourth most recent month, times (y) 5%, by (b) the current month’s Net Receivables Pool Balance.

“Loss Reserve” means, for any Receivable Interest on any date, an amount equal to the Net Receivables Pool Balance multiplied by the Loss Reserve Percentage.

“Loss Reserve Percentage” means, for any Receivable Interest in the Pool Receivables on any date, an amount equal to the greater of:

(a)                                 Stress Factor * Loss Ratio * Loss Horizon Ratio and

(b)                                 Minimum Loss Reserve

Where:

Loss Ratio = the highest three month rolling average of the Aged Receivables Ratio in the most recent ~~twelve~~12 months ended prior to such date.

Minimum Loss Reserve = 10%.

Stress Factor = 2.25

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the ~~financial condition,~~ business, operations, ~~assets, business,~~ properties or ~~prospects~~financial condition of United Rentals and its Subsidiaries, taken as a whole; provided, that if such defined term is used for the Seller, “Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of the Seller.

~~“Master Exchange Agreement” means the agreement dated as of January 1, 2009 by and among, inter alia, Qualified Intermediary and the Originator, as amended, modified or supplemented from time to time.~~

“Monthly Report” means a report, in substantially the form of Annex E hereto, furnished by the Collection Agent to the Administrative Agent and each Purchaser Agent pursuant to Article IV of the Agreement.

“Moody’s” means Moody’s Investor Service, Inc.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of Eligible Receivables reduced by, without duplication:

(a)                                 the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds the product of (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of the Eligible Receivables;

(b)                                 the Outstanding Balance of Eligible Receivables for Obligors that are United States, federal government, governmental subdivisions or agencies that in the aggregate are in excess of 2% of the aggregate Outstanding Balance of all Eligible Receivables;

(c)                                  the Outstanding Balance of Eligible Receivables for Obligors that are state government, governmental subdivisions or agencies that in the aggregate are in excess of 4% of the aggregate Outstanding Balance of all Eligible Receivables;

(d)                                 the aggregate monthly collections received during the preceding calendar month and not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(e)                                  the aggregate amount of Collections received as credit card payments during the preceding calendar month that were not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(f)                                   the amount shown as “Un-reconciled Difference” in the latest Monthly Report expressed as a positive number;

(g)                                  with respect to any Obligor in respect of which (i) there is currently an Outstanding Balance of Eligible Receivables owing from such Obligor in excess of $~~100~~1,000,000 and (ii) there is a payable owing from the Collection Agent or any of its Affiliates to such Obligor, the lesser of (x) the Outstanding Balance of Eligible Receivables owing from such Obligor and (y) the aggregate amount owing from the Collection Agent and its Affiliates to such Obligor;

(h)                                 the Outstanding Balance of ENB Receivables that (i) in the aggregate are in excess of 20% of the aggregate Outstanding Balance of all Eligible Receivables or (ii) are greater than 30 days old;

(i)                                     the Outstanding Balance of Eligible Extended Term Receivables that in the aggregate are in excess of ~~10~~12.5% of the aggregate Outstanding Balance of all Eligible Receivables;

(j)                                    the Outstanding Balance of Eligible Receivables as to which any payment, or part thereof remains unpaid for 91 days or more after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 151 days or more after the Invoice Date for such payment) that in the aggregate is in excess of 5% of the aggregate Outstanding Balance of all Receivables other than the ENB Receivables; and

(k)                                 the aggregate Contractual Dilution Amount as of the end of the preceding calendar month.

“Non-Delaying Bank” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Non-Extending Bank” has the meaning set forth in Section 1.04(h).

“Nonrenewing Bank” has the meaning set forth in Section 1.13(a).

“Notice of Effectiveness” means a notice upon receipt of which the Seller effectively transfers to the Administrative Agent the exclusive control of the Controlled Account or a Collection Account, as applicable.

“Obligor” means a Person obligated to make payments pursuant to a Contract (other than any such Person whose indebtedness constitutes Excluded Receivables); provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Original Date” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Originator” means United Rentals (North America), Inc. (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) and its successors and permitted assigns.

“Other Corporations” means United Rentals, Inc. and all of its Subsidiaries except the Seller.

“Other Costs” has the meaning specified in Section 7.04(c).

“Other Investors” means any Person other than the Seller, the Originator or the Collection Agent.

“Other Sellers” has the meaning specified in Section 7.04(c).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Parent” means United Rentals, Inc. and its successors and permitted assigns.

“Performance Undertaking Agreement” means the Amended and Restated Performance Undertaking Agreement, dated as of the date hereof, made by United Rentals in favor of the Seller, as the same may, from time to time, be amended, restated, modified or supplemented.

~~“Percentage” of any Bank means, (a) with respect to Scotia Capital, 34.83870968%, (b) with respect to PNC, 12.90322581%, (c) with respect to BTMU, 12.90322581%, (d) with respect to ST, 11.61290323%, (e) with respect to BMO, 11. 61290323%, (f) with respect to TD, 16.12903226%, and (g) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, in each case as such amount may be modified by an Assignment and Acceptance entered into between a Bank and an Eligible Assignee.~~“Percentage” of any Bank means, at any time, a fraction (expressed as a percentage rounded to eight decimal places), the numerator of which is the amount of such Bank’s Bank Commitment at such time and the denominator of which is the aggregate amount of all of the Banks’ Bank Commitments at such time, or if no Bank Commitments are outstanding at such time, such Bank’s Percentage in effect immediately prior to there being no Bank Commitments outstanding.

“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as PNC Purchaser Agent, as the same may be amended or restated from time to time.

“PNC Purchaser Agent” means PNC and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~775~~875,000,000, as such amount may be reduced pursuant to Section 1.01(b).  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent, (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON — NOSCUS4H (Liberty Street Funding LLC — acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to BTMU, the special account (account number 310-035-147, ABA No. 026-009-632) of BTMU maintained at the office of BTMU; (iv) with respect to ST, the special account (account number 1000022220783, ABA No. 061000104, Ref:  United Rentals) of ST maintained at the office of ST; (v) with respect to BMO, the special account (account number 254580-4, ABA No. 071000288, Reference: URRL II) of Fairway maintained at Harris Trust & Savings Bank; and (vi) with respect to TD, the special account (account number 1020-7414669, ABA No. 026009593) of TD maintained at the office of TD.

~~“Qualified Intermediary” means United Rentals Exchange, LLC, a qualified intermediary as defined in Treasury Regulation Section 1.1031(k)-1(g)(4).~~

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any ~~(i) Equipment Sale Receivables or (ii)~~ Excluded Receivables.  For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivable Interest” means, at any date of determination, an undivided percentage ownership interest in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.  Each undivided percentage interest shall be computed as

C + YR + LR + CAFR +DR
NRPB

where:

C	=	the Capital of each such Receivable Interest at the time of computation.

“Related Security” means with respect to any Receivable all of the Seller’s interest in:

(a)           any goods (including returned goods) relating to any sale giving rise to such Receivable;

(b)           all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Receivable;

(c)           all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(d)           the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Repurchase Date” has the meaning set forth in Section 1.12.

“Required Purchaser Agents” means at any time Purchaser Agents whose Related Banks and Purchasers hold in the aggregate Receivable Interests representing more than 66 2/3%, or, in the event no Receivable Interests are outstanding, whose Related Banks have aggregate Bank Commitments representing more than 66 2/3% of the Bank Commitments; provided, that, (i) solely for purposes of this definition, the Receivable Interests and Bank Commitment for the Related Bank and Purchasers of any Purchaser Agent whose Related Bank is a Defaulting Bank shall be zero for so long as such Bank remains a Defaulting Bank and (ii) solely for purposes of determining the Required Purchaser Agents for the waiver of the occurrence of a Liquidation Day under Section 1.04(b), the Receivable Interests held by any Bank that is a Delaying Bank at such time shall be zero until such time that Collections are applied in full under item “first” contained in the proviso at the end of Section 1.04(c)(x)(iii).

“Reserve Dilution Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions as of the last day of such month by (b) the aggregate amount of newly generated Receivables during the two months prior to such month.

“Response Deadline” has the meaning set forth in Section 1.13(a).

“Responsible Officers” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, legal counsel, or any other executive or financial officer of the Seller, the Collection Agent (including United Rentals in its individual capacity) or the Originator.

“Sanctions Laws” means any law relating to trade or economic sanctions, anti-corruption or anti-terrorism, including any law administered or enforced by the U.S.

Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State or other relevant sanctions authority of the United States or Canada.

“Scotia Capital” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Scotia Capital Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and Scotia Capital as Liberty Purchaser Agent and as the Administrative Agent, as the same may be amended or restated from time to time.

“Seller” has the meaning as set forth in the preamble to this Agreement and its permitted successors and assigns.

“Senior Secured Indebtedness Leverage Ratio” means, on any date of determination, a ratio (i) the numerator of which is (x) the sum of (a) the aggregate principal amount of secured Debt for borrowed money at such time, plus (b) the Capital Lease Obligations (as defined in the Credit Agreement) at such time, plus (c) all obligations at such time in respect of any Securitization Transaction (as defined in the Credit Agreement) that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet, in each case of United Rentals and its consolidated Subsidiaries outstanding on such date, less (y)  the sum of (a) the amount of unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) that would be stated on the consolidated balance sheet of United Rentals and its consolidated Subsidiaries and held by United Rentals or its consolidated Subsidiaries, as determined in accordance with GAAP, plus (b) any restricted cash held in a bank account over which the Administrative Agent, for the benefit of the Investors, has a perfected security interest, in each case, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA (as defined in the Credit Agreement) of United Rentals and its consolidated Subsidiaries for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the Credit Agreement.

“Settlement Day” for any Receivable Interest means (i) in the case of Yield, all fees and payments due pursuant to each of the Fee Agreements, and the accrued Collection Agent Fee for such Receivable Interest, the fifth Business Day of each calendar month,  or, on and after the Termination Date for such Receivable Interest, the last day of the related Settlement Period, and (ii) in each other case, the last day of the related Settlement Period, or, for Pooled Commercial Paper, means the ~~thirtieth~~ 30th day from the last day of immediately preceding Settlement Period, provided that, if such day is not a Business Day, the next following day that is a Business Day.

“Settlement Period” for any Receivable Interest means (i) each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and (ii) on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the related Purchaser Agent or, in the absence of any such selection, each period of ~~thirty~~30 days from the last day of the immediately preceding Settlement Period.

“Special Indemnified Amounts” has the meaning specified in Section 4.07.

“Special Indemnified Party” has the meaning specified in Section 4.07.

“ST” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“ST Fee Agreement” means the separate fee agreement, effective as of September 18, 2014, pertaining to fees among the Seller and ST as ST Purchaser Agent, as the same may be amended or restated from time to time.

“ST Purchaser Agent” means ST and its successors and assigns.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Tangible Net Worth” means at any time the excess of (a) the Outstanding Balance of all Receivables plus cash and cash equivalents of the Seller, minus (b) the sum of (i) the Outstanding Balance of such Receivables that have become Defaulted Receivables, plus (ii) Capital, Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve.

“Taxes” has the meaning specified in Section 7.04(d).

“TD” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“TD Fee Agreement” means the separate fee agreement, effective as of August 29, 2017, pertaining to fees among the Seller and TD as TD Purchaser Agent, as the same may be amended or restated from time to time.

“TD Purchaser Agent” means TD and its successors and assigns.

“Termination Date” for any Receivable Interest in the Pool Receivables means (a) in the case of a Receivable Interest in the Pool Receivables owned by a Purchaser, the earlier of (i) the Business Day that the Seller or the related Purchaser Agent so designates by notice to the other at least two Business Days in advance for such Receivable Interest in the Pool Receivables and (ii) the Facility Termination Date and (b) in the case of a Receivable Interest in the Pool Receivables owned by a Bank, the earlier of (i) the Business Day that the Seller so designates by notice to the related Purchaser Agent at least one Business Day in advance for such Receivable Interest in the Pool Receivables and (ii) the Commitment Termination Date.

EXHIBIT II

CONDITIONS OF PURCHASES

1.                                      Conditions Precedent to Initial Purchase.  The initial purchase of a Receivable Interest in the Pool Receivables under this Third Amended and Restated Agreement is subject to the conditions precedent that the Administrative Agent and each Purchaser Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a)                                 A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying (i) copies of the resolutions of the Board of Directors of the Seller and the Originator approving the applicable Transaction Documents, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents, (iii) the by-laws of the Seller and the Originator and (iv) the names and true signatures of the officers of the Seller and the Originator authorized to sign the Transaction Documents to be signed by it hereunder.  Until the Administrative Agent and each Purchaser Agent receives a subsequent incumbency certificate from the Seller or the Originator, as the case may be, the Administrative Agent and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller or the Originator.

(b)                                 A certificate of the Secretary or Assistant Secretary of the Parent certifying (i) copies of the resolutions (if required) of the Board of Directors of the Parent approving the Performance Undertaking Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Performance Undertaking Agreement and (iii) the names and true signatures of the officers thereof authorized to sign the Performance Undertaking Agreement.

(c)                                  A copy of the certificate of formation or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

(d)                                 Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of such initial purchase under the UCC of all relevant jurisdictions reasonably necessary to perfect the ownership and security interests contemplated by the Agreement and the Purchase Agreement.

(e)                                  Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, reasonably necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Seller or the Originator.

(f)                                   Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Agreements), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 7.04(b) of the Agreement and the Fee Agreements.

(g)                                  Completed UCC search reports, dated on or within one month before the date of this Agreement, listing the financing statements filed in all applicable jurisdictions referred to in clause (d) above that name the Originator or the Seller as debtor, together with copies of such other financing statements that were filed on any date after September 28, 2011, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrative Agent or any Purchaser Agent may reasonably request, showing no Adverse Claims (other than any Adverse Claim arising under or permitted by any Transaction Document) on any Pool Receivable.

(h)                                 Copies of an executed amendment to the Controlled Account Agreement in place on the date hereof with the Controlled Account Bank.

(i)                                     Letters from each of the Rating Agencies then rating the Commercial Paper of each Purchaser confirming the rating of such Commercial Paper after giving effect to the transaction contemplated by the Agreement and the Transaction Documents.

(j)                                    A favorable opinion of counsel for the Seller and the Originator, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

(k)                                 A favorable opinion of counsel for the Parent, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

(l)                                     An executed copy of the Fee Agreements.

(m)                             An executed copy of each of the Transaction Documents.

(n)                                 An executed copy of the Performance Undertaking Agreement.

~~(o)                                 An executed letter agreement with the Qualified Intermediary with respect to the Collection Accounts.~~

(o)                                 ~~(p)~~ Each Pool Receivable included in the calculation of Eligible Receivables is an Eligible Receivable.

2.                                      Conditions Precedent to All Purchases and Reinvestments.  Each purchase (except as expressly set forth in Section 1.02(e)(vi) with respect to the funding obligation of a Delaying Bank with respect to Delayed Funds on a Delayed Funding Date) (including the initial purchase) and each reinvestment in the Pool Receivables shall be subject to the further conditions precedent that:

(a)                                 in the case of each purchase, the Collection Agent shall have delivered to the Administrative Agent and each Purchaser Agent on or prior to such purchase, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a completed Monthly Report, Weekly Report and Daily Report, when applicable, containing information covering the most recently ended calendar month, week or day, respectively, and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under paragraph (i) of Exhibit V would occur;

(b)                                 on the date of such purchase or reinvestment pursuant to Section 1.04(b)(ii) of the Agreement, the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true), except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by a Purchaser:

(i)                                     the representations and warranties contained in Exhibit III are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date of such purchase or reinvestment as though made on and as of such date~~;~~, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date;

(ii)                                  no event has occurred and is continuing, or would reasonably be expected to result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination; and

(iii)                               the Administrative Agent, at the direction of any Purchaser Agent, shall not have given the Seller at least one Business Day’s notice that the Purchasers for which such Purchaser Agent acts have terminated the reinvestment of Collections in Receivable Interests; and

(c)                                  in the case of each purchase, the Administrative Agent and each Purchaser Agent shall have received a Purchase Request and such other approvals, opinions or documents as it may reasonably request pursuant to the terms of the Agreement.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a)                                 The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Seller.

(b)                                 The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on ~~or affecting~~ the Seller or its property~~, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectibility of any Pool Receivable or a Material Adverse Effect on Seller~~ or (4) any order, writ, judgment, award, injunction or decree binding on ~~or affecting~~ the Seller or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable or a Material Adverse Effect on the Seller or a material adverse effect on the Seller’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement~~).~~ or permitted by any Transaction Document).  Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements ~~that~~which are referred to ~~therein~~herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)                                 Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

III-1

(e)                                  The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent.  Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided, that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement.  Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f)                                   There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that ~~may~~would reasonably be expected to materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents.  To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults ~~with respect to orders of governmental agencies that defaults~~that are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g)                                  No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h)                                 The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document).  Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected undivided percentage ownership interest or first priority security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such

III-2

Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.  No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent relating to the Agreement and those filed pursuant to the Purchase Agreement.

(i)                                     Each Periodic Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by or on behalf of the Seller to the Administrative Agent, the Purchaser Agents, the Investors or the Banks in connection with the Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent, the Purchaser Agents, the Investors or the Banks, as the case may be, at such time) as of the date so furnished.

(j)                                    The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph (b) of Exhibit IV.

(k)                                 The names of all the Controlled Account Banks, together with the account numbers of the Controlled Account of the Seller at such Controlled Account Bank, are specified in Annex F hereto (or, subject to paragraph (h) of Exhibit IV, at such other Controlled Account Bank and/or with such other Controlled Account as have been notified to the Administrative Agent in accordance with the Agreement).  The names of all the Collection Account Banks, together with the account numbers of the Collection Accounts of the Seller at such Collection Account Bank, are specified in Annex F hereto (or, subject to paragraph (h) of Exhibit IV, at such other Collection Account Bank and/or with such other Collection Account as have been notified to the Administrative Agent in accordance with the Agreement).

(l)                                     The Seller is not known by and does not use any tradename or doing-business-as name.

(m)                             The Seller was formed on December 15, 2000 and the Seller did not engage in any business activities prior to the date of this Agreement other than those relating to the transactions evidenced by the Existing Agreement, the Former Deal Documents and the documents amended and restated thereby.  The Seller has no Subsidiaries.

(n)                                 (i)  The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its Debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur Debt or liabilities beyond the Seller’s abilities to pay such Debt and liabilities as they mature and (iv) the Seller is not engaged in a

III-3

business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(o)                                 With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Purchase Agreement) of cash in an amount that constitutes fair consideration and reasonably equivalent value.  Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent Debt owed by the Originator to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(p)                                 Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached hereto as Annex H, as amended from time to time by the Seller with notice to the Purchaser Agents; provided that if any amendment to the form of Contract attached as Annex H hereto adversely affects the enforceability of ENB Receivables or the interests of the Seller or the Investors therein, such amendment shall require the written consent of the Purchaser Agents.

(q)                                 Seller is not, nor, to the best of Seller’s knowledge, is it owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

(r)                                    Neither the entering into of this Agreement, the sale, assignment and transfer of the Receivable Interests hereunder nor the consummation of any other transactions contemplated hereby will result in the acquisition by the Administrative Agent or any of the Investors of an “ownership interest” (as defined under the Volcker Rule) in the Seller.

(s)                                   The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of the Parent under generally accepted accounting principles in the United States in effect from time to time.

III-4

EXHIBIT IV

COVENANTS OF THE SELLER

Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents are paid in full:

(a)                                 Compliance with Laws, Etc.

(i)                                     The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the ~~collectibility~~collectability of the Receivables Pool, taken as a whole, or the ability of the Seller to perform its obligations under the Transaction Documents.

(ii)                                  The Seller will not, directly or indirectly, use the proceeds of the purchase of Receivable Interests in the Pool Receivables, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in any manner that would result in a violation of Sanctions Laws by any Person (including any Investor).

(b)                                 Offices, Records and Books of Account.  The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 7.02 of the Agreement or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Collateral have been taken and completed.  The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c)                                  Performance and Compliance with Contracts and Credit and Collection Policy.  The Seller will require, at its expense, that the Originator will timely and fully perform and comply ~~with~~in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d)                                 Sales, Liens, Etc.  The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document) upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, Controlled Account or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent, or assign any right to receive income in respect thereof.  The Seller will not grant or suffer to exist any lien, security interest or other charge or encumbrance or control over the Collection Accounts~~.~~ (other than any lien, security interest or other charge or encumbrance or control in favor of the Administration Agent created or granted under a Transaction Document).

(e)                                  Extension or Amendment of Receivables.  Except as provided in Section 4.02(c), the Seller will not, and will not permit the Collection Agent to, (i) extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in a manner inconsistent with the Credit and Collection Policy, that would result in the Dilution of such Pool Receivable or that would otherwise prevent such Pool Receivable from being an Eligible Receivable unless, in each case, the Seller shall have been deemed to have received a Collection in respect of such Pool Receivable, or (ii) amend, modify or waive in any material respect any term or condition relating to payments under or enforcement of any Contract related thereto.

(f)                                   Change in Business or Credit and Collection Policy.  The Seller will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the ~~collectibility~~collectability of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement, except as may otherwise be agreed in writing by the Administrative Agent and each Purchaser Agent.

(g)                                  Change in Payment Instructions to Obligors.  The Seller will not make or permit any change in the instructions to Obligors regarding payments to be made to the Seller or the Collection Agent or payments to be made to the Controlled Account Bank, unless the Administrative Agent shall have received notice of and agreed to such change, other than a change related solely to instructions to Obligors to pay to a new Controlled Account Bank and subject to a Controlled Account Agreement.

(h)                                 Addition or Termination of Controlled Account Bank or Controlled Account Agreement~~.~~ or of Collection Account Bank or Collection Account Agreement.  The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Controlled Account Bank from those listed in Annex F to the Agreement or terminate any Controlled Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Controlled Account Bank, notice of the termination of the Controlled Account Agreement with any terminated Controlled Account Bank ~~and~~, executed copies of a Controlled Account Agreement with each newly added Controlled Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination.  The Seller will not permit any provision of any Controlled Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent.  The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Collection Account Bank from those listed in Annex F to the Agreement or terminate any Collection Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Collection Account Bank, notice of the termination of the Collection Account Agreement with any terminated Collection Account Bank, executed copies of a Collection Account Agreement with each newly added Collection Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination.  The Seller will not permit any provision of any Collection Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent.

(i)                                     Deposits to Controlled Account.  The Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into the Collection Accounts, and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of ~~its~~ receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof.  The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Pool Receivables and the proceeds of Excluded Receivables.  The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Pool Receivables, the proceeds of ~~Equipment Sale Receivables, the proceeds of~~ Excluded Receivables, and to the limited extent permitted herein,  Identifiable Combined Assets.  The Seller will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Seller will transfer, or cause to be transferred (and the Collection Agent agrees to transfer), such proceeds to the Originator within one Business Day of the day on which the Seller becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(j)                                    Marking of Records.  At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

(k)                                 Reporting Requirements.  The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i)                                     as soon as available and in any event within ~~45~~60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(iii)                               as soon as possible and in any event within five ~~(5) days~~Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iv)                              promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v)                                 promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $~~1~~100,000,000;

(vi)                              ~~at least ten (10) Business Days prior to~~promptly and in any event within 30 days after any change in the name of the Originator or the Seller, a notice setting forth the new name and the effective date thereof and UCC-3 amendments to all then existing UCC-1 financing statements filed in connection with the Transaction Documents;

(vii)                           promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Purchase Agreement;

(viii)                        so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has, pursuant to the Purchase Agreement, stopped selling or contributing to the Seller all newly arising Receivables;

(ix)                              at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(x)                                 promptly after receipt thereof, copies of all consents requested from the Seller by, and all notices or other documents received by the Seller from, the Originator under the Purchase Agreement;

(xi)                              promptly, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent may from time to time reasonably request;

(xii)                           promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding that may exist at any time between the Seller or the Originator and any governmental authority that, in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect on the ~~business, operations, property or financial or other condition of the~~ Seller or the Originator~~;~~, (b)  litigation or proceeding materially and adversely affecting the Seller’s or the Originator’s ability to perform its obligations under a Transaction Document or (c) other litigation or proceeding ~~adversely affecting the Seller or the Originator and not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined,~~that would reasonably be expected to have a Material Adverse Effect on the Seller or the Originator; and

(xiii)                        promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Seller or the Collection Agent and the Parent, taken as a whole.

EXHIBIT V

EVENTS OF TERMINATION

Each of the following, unless waived in writing in accordance with Section 2.02, shall be an “Event of Termination”:

(a)                                 A Collection Agent Default shall have occurred; or

(b)                                 The Seller shall fail (i) to transfer or cause to be transferred to the Administrative Agent when requested any rights, pursuant to the Agreement, of the Collection Agent or (ii) to make any payment required under Section 1.04, and any such failure to transfer or pay shall remain unremedied for ~~two (2)~~ three Business Days; or

(c)                                  Any representation or warranty made or deemed made by the Seller (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Seller pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within ~~fifteen (15)~~30 days of the earlier of any Responsible Officer of the Seller becoming aware of such incorrectness or untruth or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(d)                                 The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Transaction Document on its part to be performed or observed in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any respect), and any such failure shall remain unremedied for ~~ten (10)~~ 30 days after written notice thereof shall have been given to the Seller by the Administrative Agent or any Purchaser Agent (or, with respect to a failure to deliver any Periodic Report pursuant to the Agreement, such failure shall remain unremedied for five ~~(5)~~  days (with respect to a Monthly Report) or two ~~(2)~~  Business Days (with respect to a Daily Report or a Weekly Report) without a requirement for notice); or

(e)                                  The Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)                                   Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected undivided percentage ownership or first priority security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document); or the security interest created pursuant to Section 1.09 shall for any reason cease to be a valid first priority perfected security interest in the collateral security referred to in that section free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document), and such default is incapable of remedy or, if capable of remedy, (x)  the value of such percentage ownership or security interest shall not exceed $~~25~~5,000,000 and (y)  such default is not corrected or cured within ~~seven (7) days~~10 Business Days of any Responsible Officer of the Seller becoming aware of such default or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(g)                                  The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Seller seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any limited liability company action to authorize any of the actions set forth above in this paragraph (g); or

(h)                                 As of the last day of any calendar month, either:

(i)                                     the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.25% or (y) if such month is any other month, 9.50%; or

(ii)                                  the three-month rolling average of the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.00% or (y) if such month is any other month, 9.25%; or

(iii)                               the Delinquency Ratio shall exceed 4.25% or the three-month rolling average of the Delinquency Ratio shall exceed 4.00%; or

(iv)                              the Dilution Ratio shall exceed 3.25% or the Pool Balance Dilution Ratio shall exceed 3.00%; or

(v)                                 at any time, the Days Sales Outstanding shall exceed (x) during December, January or February, 68.5 days, or (y) during any other month, 66.5 days; or

(i)                                     The sum of the Receivable Interests shall be greater than 100% for a period of two ~~(2)~~  Business Days; or

(j)                                    There shall have occurred any material adverse change in the business, operations, property or financial condition of the Seller or the Parent and its Subsidiaries, taken as a whole, since the last publicly filed financial statements; or there shall have occurred any event that ~~could~~would reasonably be expected to materially adversely affect (as determined by the Banks in their sole and absolute discretion) the ~~collectibility~~collectability of the Receivables Pool or the ability of the Seller or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under the Agreement; or

(k)                                 An “Event of Termination” or “Facility Termination Date” shall occur under the Purchase Agreement or any other Transaction Document shall cease to be in full force and effect; or

(l)                                     All of the outstanding membership interests of the Seller shall cease to be owned, directly or indirectly, by United Rentals; or

(m)                             The Outstanding Balance of all Receivables (based on the most recent Weekly Report) shall for any two consecutive Business Days be less than 105% of the aggregate outstanding Capital (based on the most recent Weekly Report), Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve (each as shown in the most recent Monthly Report) and the Seller shall not have cured such event within two Business Days after the date of delivery of the Weekly Report to the Administrative Agent and the Purchaser Agents or the date such Weekly Report should have been delivered; or

(n)                                 Either (A) a governmental authority with proper authority asserts that (i) the Seller is (or may be deemed) a “covered fund” under the Volcker Rule, and (ii) the terms of this Agreement result in the acquisition by the Administrative Agent or any of the Investors of an ownership interest (as defined in the Volcker Rule) in the Seller or (B) the Administrative Agent or the Investors have reasonably determined that an event of the type described in the foregoing subclause (A) of this clause will, with notice or lapse of time, occur.

EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent Default”:

(a)  The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for ~~two (2)~~10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to ~~transfer or~~ pay or deposit shall remain unremedied for ~~two (2)~~ three Business Days; or

(b)  The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer ~~or pay~~ shall remain unremedied for ~~two (2)~~ three Business Days; or

(c)  Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within ~~fifteen (15)~~30 days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d)  The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $~~25~~150,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)  The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Collection Agent

VI-1

seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Collection Agent shall take any corporate action to authorize any of the actions set forth above in this paragraph (e); or

(f)  There shall have occurred any material adverse change in the business, operations, property or financial condition of the Collection Agent and its Subsidiaries, taken as a whole, since the last publicly filed financial statements; or there shall have occurred any event that may materially adversely affect the ~~collectibility~~collectability of the Receivables Pool or the ability of the Collection Agent to collect Pool Receivables or otherwise perform its obligations under the Agreement; or

(g)  A breach by the Collection Agent of Section 8.9 (Fixed Charge Coverage Ratio) of the Credit Agreement at any time during a Covenant Trigger Period (as defined in the Credit Agreement); or

(h)  A Change of Control of the Collection Agent or of the Originator shall occur.

VI-2

ANNEX B

CHANGED PAGES TO CONTRIBUTION AGREEMENT

CONFORMED COPY INCORPORATING
AMENDMENT NO. ~~4~~5 EFFECTIVE AS OF ~~AUGUST~~JUNE 29, ~~2017~~2018

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 24, 2012

between

UNITED RENTALS (NORTH AMERICA), INC.,

as Originator

UNITED RENTALS, INC.,

as Collection Agent

and

UNITED RENTALS RECEIVABLES LLC II,

as Buyer

i

ARTICLE IX MISCELLANEOUS		~~27~~28

SECTION 9.01	Amendments, Etc.	~~27~~28
SECTION 9.02	Notices, Etc.	~~27~~28
SECTION 9.03	Binding Effect; Assignability	~~28~~29
SECTION 9.04	Costs, Expenses and Taxes	29
SECTION 9.05	No Proceedings	~~29~~30
SECTION 9.06	Confidentiality	~~29~~30
SECTION 9.07	GOVERNING LAW	30
SECTION 9.08	SUBMISSION TO JURISDICTION	30
SECTION 9.09	WAIVER OF JURY TRIAL	~~30~~31
SECTION 9.10	Third Party Beneficiary	~~30~~31
SECTION 9.11	Execution in Counterparts	31
SECTION 9.12	Survival of Termination	31
SECTION 9.13	Severability	~~31~~32
SECTION 9.14	Amendment and Restatement; Acknowledgement	~~31~~32

ii

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) (together with its successors and permitted assigns, the “Originator”), UNITED RENTALS, INC., a Delaware corporation, (“United Rentals”), as Collection Agent, and UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Buyer”), agree as follows:

PRELIMINARY STATEMENTS

(1)                                Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement. Capitalized terms not defined herein are used as defined in the Receivables Agreement.

(2)                                The Originator has Receivables that it wishes to sell to the Buyer, and the Buyer is prepared to purchase such Receivables on the terms set forth herein.

(3)                                The Originator may also wish to contribute Receivables to the capital of the Buyer on the terms set forth herein.

(4)                                The parties hereto previously entered into that certain Purchase and Contribution Agreement, dated as of May 31, 2005, amended and restated as of December 22, 2008 and further amended and restated as of September 28, 2011 (the “Existing Agreement”).

(5)                                The parties hereto now desire to amend and restate the Existing Agreement in its entirety as set forth herein and with the effect from the date first set forth above.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01              Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent under the Receivables Agreement for the purchasers and the banks, or any successor administrative agent appointed pursuant to the terms of the Receivables Agreement.

1

“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agreement” means this Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                     the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer); and

(ii)                                  the Federal Funds Rate plus 0.50% per annum.

“Banks” means BMO, BTMU, PNC, Scotia Capital, ST and TD.

“BMO” means Bank of Montreal and its successors and assigns.

“BTMU” means MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd~~., New York Branch,~~.) and its successors and assigns.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City.

“Capital Lease” shall have the meaning set forth in the Credit Agreement.

“Collateral” shall have the meaning set forth in Section 5.02 of this Agreement.

“Collection Account” means any ~~joint~~ deposit ~~accounts~~account, lock-box account or any account into which credit card collections are deposited, which the Buyer maintains ~~with the Qualified Intermediary~~ for the purpose of receiving Collections.

“Collection Account Banks” means the banks or other financial institutions holding the Collection Accounts.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

“Collections” means, with respect to any Transferred Receivable, (a) all funds which are received by the Originator, the Buyer or the Collection Agent in payment of any amounts owed in respect of such Transferred Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such

2

Transferred Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Transferred Receivable and available to be applied thereon), (b) all Collections received as a result of a repurchase pursuant to Section 2.05 and (c) all other proceeds of such Transferred Receivable.

“Contract” means an agreement between the Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Buyer, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contributed Receivable” has the meaning specified in Section 2.03.

”Controlled Account” means the deposit account maintained at the Controlled Account Bank for the purpose of receiving ~~deposited~~ Collections transferred from Collection Accounts.

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Buyer and the Controlled Account Bank reasonably acceptable to the Administrative Agent; provided, that the Controlled Account Agreement entered into (and as amended) on or prior to the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

“Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 31, 2015 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 8, 2016), by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and U.S. Letter of Credit Issuer, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender and Canadian Letter of Credit Issuer, United Rentals (North America), Inc. and certain of its Subsidiaries, as the U.S. Borrowers, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors, United Rentals of Canada, Inc., as the Canadian Borrower, United Rentals Financing Limited Partnership, as the Specified Loan Borrower, and certain other parties thereto, as the same may, from time to time, be further amended, waived, modified, supplemented or replaced but only to the extent that the Purchaser Agents approve such amendment, waiver, modification or supplement for the purposes of incorporation of such amendment, waiver, modification, supplement or replacement herein.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originator in effect on the date of this Agreement applicable to the Receivables and described in Annex A hereto, as modified in compliance with this Agreement and the Receivables Agreement.

“Debt” means “Indebtedness”, as defined in the Credit Agreement.

3

“Gotham” means Gotham Funding Corporation, as a purchaser under the Receivables Agreement.

“Government Obligor” means an Obligor that is the United States federal government or governmental subdivision or agency of the United States or a state government or governmental subdivision or agency thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” shall have the meaning set forth in the Credit Agreement.

“Hedge Agreement” shall have the meaning set forth in the Credit Agreement.

“Identifiable Combined Assets” means amounts received in the Collection Accounts that the Collection Agent can identify as being received in respect of (i) the sale of equipment that has been leased to the Originator and is subject to the lien of the lessor thereof, or (ii) Receivables that would, in accordance with the accounts receivable adjustment codes used by the Collection Agent, the Buyer and the Originator on the date hereof, be identified on the general ledger thereof under account receivable adjustment code “N/A.”

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 8.01.

“Liberty” means Liberty Street Funding LLC, as a purchaser under the Receivables Agreement.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the ~~financial condition,~~ business, operations, ~~assets, business,~~ properties or ~~prospects~~financial condition of United Rentals and ~~the~~its Subsidiaries, taken as a whole; provided, that if such defined term is used for the Buyer, “Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of the Buyer.

“Obligor” means, with respect to any Transferred Receivable, a Person obligated to make payments to the Originator pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

5

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association, and its successors and assigns.

“Purchase Date” means the date of each purchase of Receivables under this Agreement.

“Purchased Receivable” means any Receivable or ENB Receivable which, pursuant to Article II has been identified as a Purchased Receivable and purchased (or purported to be purchased) by the Buyer.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv) any other Person that becomes a Purchaser under the Receivables Agreement that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent, (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi) TD and its permitted successors and assigns as TD Purchaser Agent.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto; provided that “Receivable” shall not include any ~~(i) Equipment Sale Receivables or (ii)~~ Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivables Agreement” means that certain Third Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among the Buyer, as seller, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, and Fairway Finance Company, LLC, as a purchaser, Scotia Capital, as a bank, as administrative agent and as Liberty purchaser agent, PNC, as a bank and as a purchaser agent, BTMU, as a bank and as Gotham

6

“Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

~~“United (NA)” means United Rentals (North America), Inc. a Delaware corporation, and its successors and permitted assigns.~~

“United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

SECTION 1.02                                                         Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

SECTION 2.01              Facility.

On the terms and conditions hereinafter set forth and without recourse (except to the extent as is specifically provided herein), the Originator agrees to sell and the Buyer agrees to purchase Receivables of the Originator from time to time during the period from the date hereof to the Facility Termination Date.

SECTION 2.02              Making Purchases.

(a)                                 Purchases. On the date of the initial purchase hereunder, the Originator shall sell, transfer, assign and convey to the Buyer all Receivables owned by the Originator as of the close of business on the Business Day immediately preceding such Purchase Date (other than Receivables constituting Contributed Receivables pursuant to Section 2.03). The Originator shall, on each Business Day occurring thereafter prior to the Facility Termination Date, sell, transfer, assign and convey to the Buyer all Receivables owned by the Originator as of the close of business on the immediately preceding Business Day (other than Receivables constituting Contributed Receivables pursuant to Section 2.03). On each Purchase Date, the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the purchase price for such purchase by the deposit of such amount in same day funds to such account(s) as may be designated by the Originator. To the extent that funds are not paid at the time a Receivable is transferred, such Transferred Receivable will be deemed a Contributed Receivable.

(b)                                 Determination of Purchase Price. The purchase price for the Receivables that are the subject of any purchase hereunder shall be determined on an arm’s-length basis on or prior to the date of such purchase, and shall be equal to the Outstanding Balance of such Receivables, minus the Discount for such purchase.

8

(c)                                  Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to each purchase or contribution of Receivables, the Buyer shall own the Transferred Receivables. The acquisition of any Receivable shall include all rights to, but not the obligations under, all Related Security with respect to such Receivable and all Collections with respect thereto and other proceeds of such Receivable and Related Security.

(d)                                 Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables and related rights by the Originator to the Buyer, as contemplated by this Agreement be, and be treated as, true sales of the Transferred Receivables and the Related Security for all purposes, providing the Buyer with full risks and benefits of ownership and not as loans secured by the Receivables and related rights. If, notwithstanding the intent of the parties or any other provision hereof, any Receivable and the Related Security purported to be conveyed hereunder is construed to constitute property of the Originator or such conveyance is not treated as a sale to Buyer for all purposes, then (i) this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the conveyance by the Originator provided for in this Agreement shall be treated as the grant of, and the Originator hereby grants to Buyer, a first priority security interest in, to and under all of the Originator’s right, title and interest in, to and under all Transferred Receivables, all Related Security and all Collections and proceeds relating thereto conveyed by the Originator to Buyer, to secure the payment and performance of the Originator’s obligations to Buyer under this Agreement or as may be determined in connection therewith by applicable law. The Originator and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, Receivables and the Related Security, such security interest would be deemed to be a perfected security interest in favor of Buyer under applicable law and shall be maintained as such throughout the term of this Agreement.

SECTION 2.03              Contributions.

~~United (NA)~~The Originator may from time to time at its option, by notice to the Buyer, identify Receivables which it proposes to contribute to the Buyer as a capital contribution. Such Receivables shall be identified by reference to a report prepared by ~~United (NA).~~the Originator. On the date of each such contribution, the Originator shall contribute, transfer, assign and convey to the Buyer all such Receivables so identified and, after giving effect thereto, the Buyer shall own the Receivables so identified and contributed (such Receivables and ENB Receivables so identified and contributed (or purported to be contributed), collectively, the “Contributed Receivables”) and all Related Security with respect thereto.

SECTION 2.04              Collections.

(a)                                 Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Buyer or the Buyer’s assignee all Collections of Transferred Receivables then held by the Collection Agent.

(b)                                 In the event that the Originator believes that amounts that are not Collections of Transferred Receivables (including any such amounts received with respect to any Excluded

9

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01             Conditions Precedent to Initial Purchase from the Originator.

The initial purchase and/or contribution of Receivables from the Originator hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such purchase and/or contribution the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer:

(a)                            A certificate of the Secretary or Assistant Secretary of the Originator certifying (i) copies of the resolutions of the Board of Directors of the Originator approving this Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and (iii) the names and true signatures of the officers of the Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Buyer and Collection Agent, if other than United Rentals, may conclusively rely until such time as the Buyer and the Collection Agent shall receive from the Originator a revised certificate meeting the requirements of this subsection (a));

(b)                            A copy of the organizational documents of the Originator, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Originator from the applicable Secretary of State or other official, dated as of a recent date;

(c)                             Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of the initial purchase and/or contribution, naming the Originator as the debtor/seller and the Buyer as the secured party/purchaser, or other similar instruments or documents, as the Buyer, Administrative Agent or a Purchaser Agent may deem reasonably necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Buyer’s ownership of and security interest in the Collateral;

(d)                            A written search report from a Person reasonably satisfactory to the Administrative Agent and each Purchaser Agent listing all effective financing statements that name the Originator in the jurisdictions in which filings were made pursuant to the foregoing subsection (c), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (c) shall cover any Receivable or any related right) and tax and judgment lien search reports from a Person reasonably satisfactory to the Administrative ~~Agent and each Purchaser~~ Agent showing no evidence of any liens filed against the Originator with respect to the Receivables or related rights;

(e)                             Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, reasonably necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Originator;

11

(f)                              Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s satisfaction;

(g)                                  A certificate from an officer of the Originator to the effect that the Collection Agent and the Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the indicator “BO” and in the related policy and procedure bulletin defining the “BO” marker” the following legend (or the substantive equivalent thereof) has been included: “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO UNITED RENTALS RECEIVABLES LLC II, PURSUANT TO A THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT, DATED AS OF SEPTEMBER 24, 2012, AMONG UNITED RENTALS, INC., THE ORIGINATOR NAMED THEREIN AND UNITED RENTALS RECEIVABLES LLC II, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO THE ADMINISTRATIVE AGENT, PURSUANT TO A THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 24, 2012, AMONG UNITED RENTALS RECEIVABLES LLC II, UNITED RENTALS, INC., THE BANK OF NOVA SCOTIA, AND THE PURCHASER AGENTS, PURCHASERS AND BANKS PARTY THERETO, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED.”; and

(h)                            A favorable opinion of counsel for the Originator, substantially in such form and as to such matters as the Buyer or Administrative Agent may reasonably request.

SECTION 3.02                                      Conditions Precedent to All Purchases and Contributions.

Each purchase and contribution (including the initial purchase and contribution) hereunder shall be subject to the further conditions precedent that:

(a)                            on the date of such purchase or contribution the following statements shall be true (and the Originator, by accepting the amount of such purchase or contribution, shall be deemed to have certified that):

(i)                                     the representations and warranties contained in Section 4.01 are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date of such purchase or contribution as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date, and

12

(ii)                                  no event has occurred and is continuing, or would reasonably be expected to result from such purchase or contribution, that constitutes an Event of Termination or an Incipient Event of Termination,

(b)                            the Buyer shall not have delivered to the Originator a notice that the Buyer shall not make any further purchases or receive any additional contributions of Receivables hereunder; and

(c)                             the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

SECTION 3.03                                      Certification as to Representation and Warranties.

The Originator, by accepting the purchase price related to each purchase of, or by making a contribution of, Receivables (and related rights) generated by the Originator, shall be deemed to have certified that the representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01                                      Representations and Warranties of the Originator.

The Originator represents and warrants as follows:

(a)                            The Originator is an organization validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)                            The execution, delivery and performance by the Originator of each Transaction Document to which it is a party (i) are within the Originator’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Originator’s charter or by-laws, (2) any law, rule or regulation applicable to the Originator, (3) any contractual restriction binding on ~~or affecting~~ the Originator or its property~~, the violation of which could~~ or (4) any order, writ, judgment, award, injunction or decree binding on the Originator or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the ~~collectibility~~collectability of any ~~outstanding~~Transferred Receivable or a Material Adverse Effect or a material adverse effect on the ~~Originator or (4) any order, writ, judgment, award, injunction or~~

13

~~decree binding on or affecting the Originator or its property,~~ Originator’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Originator’s interest in the Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by a duly authorized officer of the Originator.

(c)                             No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered hereunder, except for the filing of UCC financing statements which are referred to herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Buyer shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)                            Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)                             Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Receivables to the Buyer, enforceable against creditors of, and purchasers from, the Originator.  The Originator shall have no remaining property interest in any Transferred Receivable.

(f)                              The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been or will be furnished to the Buyer in accordance with Section 5.01(j) below, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals and its Subsidiaries, except as may have previously been disclosed to the Buyer.

(g)                             There is no pending or, to the Originator’s knowledge, threatened action or proceeding affecting the Originator before any court, governmental agency or arbitrator ~~which may~~that would reasonably be expected to materially adversely affect the financial condition or operations of the Originator or the ability of the Originator to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement; the Originator is not in default with respect to any order of any court, arbitration or governmental

14

body except for defaults ~~with respect to orders of governmental agencies which defaults~~that are not material to the business or operations of the Originator.

(h)                            No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934. (other than the equity securities of United Rentals).

(i)                                Each Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by the Originator free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer or arising under or permitted by any Transaction Document). When the Buyer makes a purchase or receives a contribution of a Receivable it shall acquire valid ownership of such Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer or arising under or permitted by any Transaction Document); provided, that the interest of the Originator in Receivables that represent proceeds of the sale of equipment that has been leased to the Originator may be subject to the lien of the lessor thereof, so long as the Outstanding Balance of Receivables subject to such lien is de minimis relative to the Outstanding Balance of Pool Receivables at such time; provided, further, that the right of any assignee of Receivables the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or Buyer and/or any assignee thereof shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable. No effective financing statement or other instrument similar in effect covering any Contract or any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Buyer relating to this Agreement and those filed pursuant to the Receivables Agreement.

(j)                               Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Originator to the Buyer in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Buyer at such time) as of the date so furnished.

(k)                            The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

(l)                                The Originator is not known by and does not use, nor has it been known by or used within the past five years, any tradename or doing-business-as name.

(m)                        With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than United Rentals, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originator).

15

(n)                            All sales, excise or other taxes with respect to the merchandise, insurance or services which are the subject of any Contract for a Receivable have been paid by the Originator when due, except where the failure to pay such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Originator or the Buyer or create any material liability against the Buyer, the Administrative Agent, any Purchaser Agent, any Purchaser or any Bank.

(o)                            The names of the Collection Account Banks and Controlled Account Bank, together with the account numbers of the Collection Accounts and the Controlled Account, are specified in Annex B (as the same may be updated from time to time pursuant to Section 5.01(g) ~~and~~), the definition of Collection Account or Controlled Account, as applicable, contained in the Receivables Agreement and paragraph (h) of Exhibit IV to the Receivables Agreement).

(p)                            All right, title and interest of the Originator in and to, and exclusive dominion and control in respect of the Controlled Account ~~has~~have been transferred by the Originator to the Buyer, or its designee, free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). The Originator has no interest in any Collection Account or the Controlled Account.

(q)                            Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached as Annex H to the Receivables Agreement, as amended from time to time by the Originator with notice to the Buyer; provided that if any amendment to such form of Contract adversely affects the enforceability of ENB Receivables or the interests of the Buyer therein, such amendment shall require the written consent of the Buyer.

ARTICLE V

COVENANTS

SECTION 5.01                                      Covenants of the Originator.

From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or have been written off as uncollectible:

(a)                            Compliance with Laws, Etc. The Originator will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the ~~collectibility~~collectability of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement.

(b)                            Offices, Records and Books of Account. The Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables (and all original documents relating thereto) at the

16

address of the Originator set forth in Section 9.02 of this Agreement or, upon 30 days’ prior written notice to the Buyer, at any other locations in jurisdictions where all actions required by Section 5.01(l) shall have been taken and completed.  The Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). The Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Buyer hereunder.

(c)                             Performance and Compliance with Contracts and Credit and Collection Policy. The Originator will, at its expense, timely and fully perform and comply ~~with~~in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables (to the same extent as if the Transferred Receivables had not been sold or transferred), and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

(d)                            Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document) upon or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

(e)                             Extension or Amendment of Transferred Receivables.  The Originator will not (i) extend, amend or otherwise modify the terms ~~or~~of any Transferred Receivable in a manner inconsistent with the Credit and Collection Policy, that would result in the Dilution of such Transferred Receivable or that would otherwise prevent such Transferred Receivable from being an Eligible Receivable under the Receivables Agreement unless, in each case, the Originator shall have repurchased such Transferred Receivable, or (ii) amend, modify or waive in any material respect any term or condition relating to payments under or enforcement of any Contract related thereto.

(f)                              Change in Business or Credit and Collection Policy. The Originator will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the ~~collectibility~~collectability of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement, except as may otherwise be agreed in writing by the Buyer.

(g)                             Change in Payment Instructions to Obligors. The Originator will not make or permit any change in the instructions to Obligors regarding payments to be made to any

17

Collection Account, unless the Buyer and its assigns shall have received notice of such change (including an updated Annex B~~).~~, if applicable) and such change relates solely to instructions to Obligors to pay to another Collection Account subject to a Collection Account Agreement.

(h)                            Deposits to Collection Account. The Originator will deposit, or cause to be deposited, all Collections of Transferred Receivables into Collection Accounts and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of ~~its~~ receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) of the Receivables Agreement. The Originator will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Transferred Receivables and the proceeds of Excluded Receivables. The Originator will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Transferred Receivables, the proceeds of ~~Equipment Sale Receivables, the proceeds of~~ Excluded Receivables, and to the limited extent permitted in the Receivables Agreement, Identifiable Combined Assets. The Originator will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Originator will cause such proceeds to be transferred (and the Buyer and Collection Agent agrees to transfer such proceeds) to the Originator within one Business Day of the day on which the Originator becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(i)                                Marking Records.  The Originator will mark its master data processing records and, at the request of the Buyer, each Contract giving rise to Transferred Receivables and all other relevant records evidencing the Receivables which are the subject of each transfer hereunder with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been transferred in accordance with this Agreement.

(j)                               Reporting Requirements.  United Rentals will provide to the Buyer the following:

(i)                                     as soon as available and in any event within ~~45~~ 60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of United Rentals and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and TD are Revolving Credit Lenders (as defined in the Credit

18

Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and TD are Revolving Credit Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(iii)                               notice of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one ~~(1)~~ Business Day of the earlier of receipt by the Collection Agent or the Originator of notice of such termination and the effectiveness of such termination;

(iv)                              as soon as possible and in any event within five ~~(5)~~ Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer or treasurer of United Rentals setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originator has taken and proposes to take with respect thereto;

(v)                                 promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(vi)                              promptly after the filing or receiving thereof, copies of all reports and notices that United Rentals or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that United Rentals or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which United Rentals or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on United Rentals and/or any such Affiliate in excess of $~~1,000,000~~100,000,000;

(vii)                           ~~at least ten (10) Business Days prior to~~promptly and in any event within 30 days after any change in the name or change in or addition of jurisdiction of organization of the Originator, a notice setting forth such change and the effective date thereof;

19

(viii)                        at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of a Responsible Officer of United Rentals to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(ix)                              such other information, documents, records or reports respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originator as the Buyer may from time to time reasonably request;

(x)                                 promptly after United Rentals obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect ~~on the business, operations, property or financial or other condition of the Originator;~~, (b) litigation or proceeding materially and adversely affecting the Originator’s ability to perform its obligations under this Agreement~~; or (c) litigation or proceeding adversely affecting the Originator in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined,~~ or (c) other litigation or proceeding that would reasonably be expected to have a Material Adverse Effect; and

(xi)                              promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Originator.

The reporting requirements set forth in this Section 5.01(j) are satisfied by filing any of the documentation specified in (i), (ii) and (v) above with the Securities and Exchange Commission through the EDGAR electronic filing system.

(k)                                 Change of Control. The Originator shall not permit a Change of Control, as defined in the Receivables Agreement, to occur.

(l)                                     Further Assurances.

(i)                                     The Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Buyer or its assignee to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Buyer or its assignee, (1) prepare and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable to perfect, protect or evidence such Transferred Receivables; (2) mark conspicuously each invoice in their files evidencing each Transferred Receivable with a legend, reasonably acceptable to the Buyer, evidencing that such Receivable has been sold or contributed; and (3) deliver

20

to the Buyer copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Buyer’s computer equipment).

(ii)                                  The Originator authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables, the Related Security and the Collections with respect thereto without the signature of the Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law;

(iii)                               The Originator authorizes the Buyer or its assignee to take any and all steps in the Originator’s name and on behalf of the Originator that are reasonably necessary or desirable, in the determination of the Buyer, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Originator’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security;

provided that nothing in this Section 5.01(l) shall require the Originator to take any action with respect to Identifiable Combined Assets ~~or Equipment Sale Receivables~~.

(m)                             Audits. The Originator will, from time to time during regular business hours as requested by the Buyer or its assigns, permit the Buyer, or its agents, representatives or assigns

(i)                                     to conduct periodic audits of the Transferred Receivables, the Related Security and the related books and records and collections systems of the Collection Agent (including any subcontractor) and the Originator;

(ii)                                  to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent (including any subcontractor) or the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts; and

(iii)                               upon reasonable prior notice, to visit the offices and properties of the Collection Agent or the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator’s performance hereunder with any of the officers or employees of the Collection Agent or the Originator having knowledge of such matters; provided, that, unless an Event of Termination or Incipient Event of Termination have occurred and be continuing, neither the Originator nor the Collection Agent shall be required to permit the Administrative Agent to conduct any of the actions contained in this Section 5.01(m) more often than once every ~~twelve~~12 months.

21

Upon the request of the Buyer or its designee, (which at any time prior to the occurrence of an Event of Termination or any Incipient Event of Termination shall be no more frequent than once every ~~twelve~~12 months), the Originator will, at its expense, appoint independent public accountants (which may, with the consent of the Buyer or its designee, be United Rental’s regular independent public accountants), or utilize the representatives or auditors of the Buyer or its designee, to prepare and deliver to the Buyer or its designee a written report with respect to the Transferred Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Buyer or its designee.

(n)                            Purchase Price. The purchase price payable by the Buyer to the Originator hereunder is intended by the Originator and Buyer to be consistent with the terms that would be obtained in an arm’s length sale.

(o)                            Payment of Sales Taxes.  The Originator will pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due~~, and will, upon the~~ (except where the failure to pay any such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Originator or the Buyer or create any material liability against the Administrative Agent, any Purchaser Agent, any Purchaser or any Bank), and will, upon the reasonable request of the Buyer, provide the Buyer with evidence of such payment.

SECTION 5.02                                      Covenant of the Originator and the Buyer.

The Originator and the Buyer have structured this Agreement with the intention that each purchase or contribution of Receivables hereunder be treated as a sale or absolute conveyance of such Transferred Receivables by the Originator to the Buyer for all purposes.  The Originator and the Buyer shall (i) either (x) record each purchase as a sale or purchase, as the case may be, on its books and records or (y) record each contribution as a capital contribution on its books and records, and (ii) reflect each purchase or contribution in its financial statements and tax returns as a sale, contribution or purchase, as the case may be. In the event that, contrary to the mutual intent of the Originator and the Buyer, any purchase, transfer, or contribution of Receivables hereunder is not characterized as a sale or absolute conveyance, the Originator shall, effective as of the date hereof, be deemed to have granted (and the Originator hereby does grant) to the Buyer a first priority security interest in and to any and all Transferred Receivables, all Related Security and all Collections and proceeds relating thereto (the “Collateral”) to secure the repayment of all amounts advanced to the Originator hereunder with accrued interest thereon and performance of the Originator’s obligations to Buyer hereunder or as may be determined in connection therewith by applicable law, and this Agreement shall be deemed to be a security agreement.

22

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.01     Designation and Responsibilities of Collection Agent.

(a)           The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the “Collection Agent”) so designated hereunder from time to time. Until the Buyer or its designee gives notice to the Originator of the designation of a new Collection Agent, United Rentals is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof.  Notwithstanding the foregoing, as long as an interest in the Transferred Receivables is sold pursuant to the Receivables Agreement, the servicing, administration and collection of the Transferred Receivables will be arranged for and will be subject to the terms and conditions of the Receivables Agreement and related documents. Upon the termination of the Receivables Agreement, at a time when this Agreement shall continue to be in full force and effect, the Buyer and the Originator shall incorporate, in all substantial respects, the provisions of Article IV of the Receivables Agreement or shall provide for other arrangements for the servicing, administration and collection of the Transferred Receivables.

(b)           The Originator shall deliver to the Collection Agent to hold in trust for the Originator and the Buyer in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

SECTION 6.02     Rights and Remedies.

(a)           The Originator will perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Originator had not sold or contributed Receivables to the Buyer and the exercise by the Buyer of its rights hereunder shall not release the Originator from any of their duties and obligations with respect to the Transferred Receivables; provided that nothing in this Section 6.02(a) shall create recourse to the Originator for the ~~collectibility~~collectability of the Transferred Receivables. The Buyer shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Buyer be obligated to perform any of the obligations of the Originator thereunder.

(b)           The Originator shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

(c)           The Originator hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by Buyer (whether or not from the Originator) in connection with any Transferred Receivable.

(d)           The Collection Agent will, and will require in its agreement with the Originator that the Originator will, pay all sales, excise or other taxes with respect to the

23

Receivables to the applicable taxing authority when due~~, and will, upon the~~ (except where the failure to pay such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Originator or the Buyer or create any material liability against the Buyer, the Administrative Agent, any Purchaser Agent, any Purchaser or any Bank), and will, upon the reasonable request of the Administrative Agent, provide the Administrative Agent with evidence of such payment.

SECTION 6.03     Transfer of Records to Buyer.

(a)           Each purchase and contribution of Receivables hereunder shall include the transfer to the Buyer of all of the Originator’s right and title to and interest in the records relating to such Receivables and shall include a license to the use of the Originator’s computer software system to access and create such records.  Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

(b)           The Originator shall take such action requested by the Buyer, from time to time hereafter, that may be reasonably necessary or appropriate to ensure that the Buyer has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Originator’s computer software system to access and create such records.

(c)           In recognition of the Originator’s need to have access to the records transferred to the Buyer hereunder, the Buyer hereby grants to United Rentals a license to access such records in connection with any activity arising in the ordinary course of the Originator’s business or in performance of United Rentals’ duties as Collection Agent, provided that (i) United Rentals shall not disrupt or otherwise interfere with the Buyer’s use of and access to such records during such license period and (ii) the Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Buyer provided they agree to hold such records confidential. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01     Events of Termination.

If any of the following events (“Events of Termination”) shall occur and be continuing:

(a)           The Collection Agent (if United Rentals or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this paragraph (a)) in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any

24

respect) and such failure shall remain unremedied for ~~three (3)~~ 10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

(b)           The Originator shall fail to make any payment required under Section 2.05(a) or 2.05(b), and any such failure to pay shall remain unremedied for ~~two (2)~~three Business Days; or

(c)           Any representation or warranty made or deemed made by the Originator or United Rentals (or any of its officers) pursuant to this Agreement or the Performance Undertaking Agreement or any other Transaction Document or any information or report delivered by the Originator pursuant to this Agreement or any other Transaction Document or United Rentals pursuant to this Agreement or the Performance Undertaking Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within ~~fifteen (15)~~30 days of the earlier of any Responsible Officer of the Originator or United Rentals becoming aware of such incorrectness or untruth or written notice thereof being given to the Originator or United Rentals by the Buyer; or

(d)           United Rentals or the Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document on its part to be performed or observed in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any respect) and any such failure shall remain unremedied for ~~ten (10)~~30 days after written notice thereof shall have been given to United Rentals or the Originator, as applicable by the Buyer; or

(e)           United Rentals or any of its Subsidiaries shall fail to pay its Debt and other obligations, including liabilities in respect of Taxes, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) United Rentals or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or (b) the aggregate uninsured and unpaid amount is less than $~~25~~150,000,000 ~~and does not include Taxes~~ or the failure to make payment ~~could~~would not reasonably be expected to result in a Material Adverse Effect; or

(f)            Any purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than the security interest created pursuant to Section 5.02 hereof (other than any Adverse Claim arising under or permitted by any Transaction Document), and such default is incapable of remedy or, if capable of remedy, (x) the value of such percentage ownership or security interest shall not exceed $~~25~~5,000,000 and (y) such default is not corrected or cured within ~~seven (7)~~ 10 Business Days after any Responsible Officer of the Originator becoming aware of such default or written notice thereof being given to the Originator by the Buyer; or

25

(g)           The Originator or United Rentals shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Originator or United Rentals seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator or United Rentals shall take any corporate action to authorize any of the actions set forth above in this paragraph (g);

(h)           There shall have occurred any material adverse change in the business, operations, property or financial condition of the Originator or United Rentals and its Subsidiaries, taken as a whole, since the end of its most recent fiscal quarter; or there shall have occurred any event which ~~could~~would reasonably be expected to materially adversely affect (as determined by the Banks in their sole and absolute discretion) the ~~collectibility~~collectability of the Transferred Receivables or the ability of the Originator to collect Transferred Receivables or otherwise perform its obligations under this Agreement; or

(i)            The Performance Undertaking Agreement shall cease to be in full force and effect or United Rentals shall fail to perform or observe any term, covenant or agreement contained in the Performance Undertaking Agreement on its part to be performed or observed and any such failure shall remain unremedied for ~~ten~~ 10 Business Days after written notice thereof shall have been given by the Buyer (or the Administrative Agent or any Purchaser Agent on behalf of the Buyer) to United Rentals;

then, and in any such event, the Buyer may, by notice to the Originator, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur.  Upon any such declaration or designation or upon such automatic termination, the Buyer shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

26

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01     Indemnities by the Originator.

Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer and its assigns and transferees (each, an “Indemnified Party”) from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable and documented attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the ownership of Transferred Receivables or in respect of any Transferred Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for Receivables that are uncollectible solely due to the relevant Obligor’s unwillingness or financial inability to pay or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Transferred Receivables or in respect of any Transferred Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the aforementioned exclusions), the Originator shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a)           any representation or warranty or statement made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement, and the other Transaction Documents that shall have been incorrect in any material respect when made;

(b)           the failure by the Originator to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(c)           the failure to vest in the Buyer absolute ownership of the Transferred Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof free and clear of any Adverse Claim; (other than any Adverse Claim arising under or permitted by any Transaction Document);

(d)           the failure of the Originator to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any purchase or contribution or at any subsequent time, in each case to the extent required hereunder;

27

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	UNITED RENTALS (NORTH AMERICA), INC.

By:
		Name:	Irene Moshouris
		Title:	Senior Vice President and Treasurer

BUYER:	UNITED RENTALS RECEIVABLES LLC II

By:
		Name:	Irene Moshouris
		Title:	Vice President and Treasurer

[Signature Page - Third Amended and Restated Purchase and Contribution Agreement]

ANNEX A

CREDIT AND COLLECTION POLICY

See Annex C to the Receivables Agreement

A- 1